AGREEMENT AND PLAN OF MERGER

                                      Among

                                U.S. PAWN, INC.,

                          U.S. PAWN CNP HOLDINGS, INC.

                                       And

                         CASH-N-PAWN INTERNATIONAL, LTD.

                             Dated as of May 6, 1999





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                                TABLE OF CONTENTS

Article I
         Definitions...........................................................1
         Section 1.1  Defined Terms............................................1

Article II
         The Merger............................................................5
             Section 2.1    General............................................5
             Section 2.2    Filing.............................................6
             Section 2.3    Effectiveness of the Merger........................6
             Section 2.4    Articles of Incorporation and Bylaws...............6
             Section 2.5    Directors and Officers.............................6
             Section 2.6    Conversion.........................................6
             Section 2.7    Treatment of the Company's Convertible Debt........6
             Section 2.8    Dissenting Shares..................................7
             Section 2.9    Conversion of Shares...............................8
             Section 2.10   Effects of Merger..................................9
             Section 2.11   Closing............................................9

Article III
         Representations and Warranties of the Company........................10
             Section 3.1    Organization and Qualification....................10
             Section 3.2    Corporate Authorization...........................10
             Section 3.3    Capitalization....................................10
             Section 3.4    Consents and Approvals............................11
             Section 3.5    No Violations.....................................11
             Section 3.6    Financial Statements..............................11
             Section 3.7    Interim Changes...................................11
             Section 3.8    Real Property.....................................13
             Section 3.9    Personal Property.................................14
             Section 3.10   Contracts.........................................14
             Section 3.11   Litigation........................................16
             Section 3.12   Compliance with Laws..............................16
             Section 3.13   Labor Matters.....................................16
             Section 3.14   Environmental and Safety Matters..................17
             Section 3.15   Tax Matters.......................................18
             Section 3.16   Employee Benefit Plans............................19
             Section 3.17   Insurance.........................................20
             Section 3.18   Affiliate Interests...............................20
             Section 3.19   Fees, Commissions and Expenses....................21
             Section 3.20   Bank Accounts.....................................21
             Section 3.21   Intellectual Property.............................21
             Section 3.22   Employment Agreements.............................21
             Section 3.23   Indemnification of Employees, Etc.................21
             Section 3.24   Disclosure........................................21
             Section 3.25   Board Recommendation..............................22
             Section 3.26   Year 2000 Compliant...............................22

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Article IV
         Representations and Warranties of the Parent and the Purchaser.......22
             Section 4.1    Organization and Qualification....................22
             Section 4.2    Corporate Authorization...........................22
             Section 4.3    Consents and Approvals; No Violation..............23
             Section 4.4    Litigation........................................23
             Section 4.5    Compliance with Laws..............................23
             Section 4.6    Brokers...........................................23
             Section 4.7    Ownership of Company Stock........................23
             Section 4.8    Formation of Purchaser............................24
             Section 4.9    Issuance of Securities............................24
             Section 4.10   NASDAQ SmallCap Market Listing....................25
             Section 4.11   SEC Documents.....................................25
             Section 4.12   Disclosure........................................25
             Section 4.13   Capitalization....................................25

Article V
         Covenants............................................................25
             Section 5.1    Conduct of Business of the Company and the
                              Subsidiaries....................................25
             Section 5.2    Approval of the Shareholders of the Company.......26
             Section 5.3    Approval of the Shareholders of the Parent........26
             Section 5.4    Filings; Third Party Consents.....................27
             Section 5.5    Proxy Statement...................................27
             Section 5.6    Access to Information.............................28
             Section 5.7    Confidentiality...................................29
             Section 5.8    Public Announcements..............................29
             Section 5.9    Exclusivity.......................................29
             Section 5.10   Options...........................................30
             Section 5.11   Warrants..........................................30
             Section 5.12   Proxy and Lock-up.................................31
             Section 5.13   Directors.........................................31
             Section 5.14   Counsel Opinion...................................31
             Section 5.15   Notification of Certain Matters...................32
             Section 5.16   Certain Litigation................................32
             Section 5.17   Rule 144..........................................32
             Section 5.18   Continuation of Indemnification...................32

Article VI
         Conditions to Closing................................................33
             Section 6.1    Conditions to Each Party's Obligation.............33
             Section 6.2    Conditions to Obligation of the Parent and
                              the Purchaser...................................33
             Section 6.3    Conditions to Obligation of the Company...........35

Article VII
         Termination..........................................................35
             Section 7.1    Termination.......................................35

Article VIII
         Indemnification......................................................36
             Section 8.1    Indemnification...................................36

Article IX
         General Provisions...................................................39
             Section 9.1    Rules of Construction.............................39
             Section 9.2    Notices...........................................40
             Section 9.3    Governing Law.....................................41
             Section 9.4    Entire Agreement..................................41
             Section 9.5    Amendment; Waiver.................................41
             Section 9.6    Binding Effect....................................41
             Section 9.7    Counterparts......................................41
             Section 9.8    Expenses..........................................41

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                                    SCHEDULES

Schedule 2.5        Directors and Officers of Surviving Corporation
Schedule 2.7(b) Holders of 15% Subordinated Convertible Debentures and Related Conversion Rights
Schedule 3.1        Subsidiaries
Schedule 3.3        Capitalization
Schedule 3.3A       Cash-N-Pawn  International,  Ltd.  Capital  Stock and Equity
                    Rights
Schedule 3.4        Company Consents and Approvals
Schedule 3.5        No Violations
Schedule 3.6        Financial Statements
Schedule 3.7        Interim Changes
Schedule 3.8(a)     Real Property
Schedule 3.8(b)     Required Consents Under Leases
Schedule 3.8(c)     Encumbrances on Fixtures
Schedule 3.9        Personal Property
Schedule 3.10(a)    Other Contracts
Schedule 3.10(b)    Loan Agreements and Related Documentation
Schedule 3.10(c)    Consents Required Under Other Contracts and Loan Agreements
Schedule 3.11       Litigation
Schedule 3.13       Labor Matters
Schedule 3.14       Environmental and Safety Matters
Schedule 3.15(a)    Filing of Tax Returns
Schedule 3.15(b)    Past Audits, Agreements, Waivers or Arrangements
Schedule 3.15(c)    Pending Audits and Other Proceedings
Schedule 3.15(e)    Tax Return Jurisdictions
Schedule 3.16(a)    Employee Plans and Employee Benefit Arrangements
Schedule 3.16(b)    Employee Plan Liabilities
Schedule 3.16(f)    Determination Letter Matters
Schedule 3.17       Insurance
Schedule 3.18       Affiliate Interests
Schedule 3.20       Bank Accounts
Schedule 3.21       Intellectual Property
Schedule 3.22       Employment Agreements
Schedule 3.23       Employee Indemnification
Schedule 4.3        Parent and Purchaser Consents and Approvals; No Violation
Schedule 5.1        Conduct of Business

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                                    EXHIBITS

                     Exhibit A              Intentionally Omitted
                     Exhibit B              Certificate of Designation
                     Exhibit C              Form of Promissory Note
                     Exhibit D              Proxy and Lock-up Agreement
                     Exhibit E              Counsel Opinion
                     Exhibit F              Employment Agreement between the
                                            Purchaser and Jack D. Hartsoe
                     Exhibit G              Employment Agreement between the
                                            Purchaser and Alan L. Cross


                                   APPENDICES

                     Appendix A             Merger Consideration
                     Appendix A-1           Adjustment Example
                     Appendix A-2           Final Balance Sheet Adjustments


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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of May 6, 1999, among U.S. PAWN, INC., a Colorado corporation (the "Parent"), U.S. PAWN CNP HOLDINGS, INC., a Colorado corporation and a wholly-owned subsidiary of the Parent (the "Purchaser"), and CASH-N- PAWN INTERNATIONAL, LTD., a Minnesota corporation (the "Company").

     The Company and the Parent have each approved the acquisition of the Company by the Parent pursuant to a merger of the Company with and into the Purchaser with the Purchaser surviving such merger, upon the terms and subject to the conditions set forth herein.

     The Company and the Parent intend that the merger will be treated as a tax free reorganization which meets the requirements of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

     The Board of Directors of each of the Parent and the Purchaser believes it is in the best interest of each of the Parent and the Purchaser and their respective shareholders, and the Board of Directors of the Company believes it is in the best interest of the Company and its shareholders, to consummate such merger upon the terms and subject to the conditions set forth herein.

     The Board of Directors of the Parent, the Purchaser and the Company have approved and adopted this Agreement and approved the proposed merger upon the terms and subject to the conditions set forth herein.

     NOW,   THEREFORE,   in  consideration  of  the  foregoing  and  the  mutual
representations, warranties and covenants contained herein, the parties agree as follows:

                                    Article I
                                   Definitions

     Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          (a) "Affiliate" of any specified person means any officer or director of such person and any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, in the case of an individual, includes members of such individual's immediate family. For purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          (b) "Agreement" means this Agreement and includes all of the schedules and exhibits annexed hereto.


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          (c) "CBCA"  means the  Colorado  Business  Corporation  Act,  Colorado
Revised Statutes ss. 7-101-101, et seq.

          (d) "Closing" is defined in Section 2.11.

          (e) "Closing Date" is defined in Section 2.11.

          (f) "Code" means the Internal Revenue Code of 1986, as amended.

          (g) "Company Common Stock" means the Company's common stock, par value $.01 per share.

          (h) "Contract" means any contract, lease, license, purchase order, sales order or other agreement or binding commitment, whether or not in written form.

          (i) "Controlling Shareholders" is defined in Section 5.12.

          (j) "Converted Company Shares" is defined in Appendix A.

          (k) "Dissenting Shares" is defined in Section 2.8.

          (l) "Effective Time" is defined in Section 2.3.

          (m) "Employee Plans" means all employee benefit plans (as defined in Section 3(3) of ERISA) to which the Company is a party or is bound, with respect to which payments or contributions are required to be made by the Company, or in respect of which the Company may otherwise have any liability.

          (n) "Encumbrances" means all liens, charges, security interests and similar rights of third parties with respect to property.

          (o) "Environmental and Safety Requirements" means all federal, state and municipal statutes, regulations, common law and similar provisions having force or effect of law, including all required orders, permits, licenses and approvals, with respect to environmental, public health and safety, occupational health and safety, product liability and transportation matters, including without limitation those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, control or cleanup of any contaminant, waste, hazardous materials or substances, chemical substances or mixtures, pesticides, toxic compounds or materials, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

          (p) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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          (r) "Exchange Agent" is defined in Section 2.9.

          (s) "Exchange Agreements" is defined in Section 5.11.

          (t) "Exchange Fund" is defined in Section 2.9.

          (u) "GAAP" means generally accepted accounting principles in effect in the United States.

          (v) "Governmental Permit" means any franchise, consent, license, marketing right, permit, authorization, approval or other operating authority issued by any governmental or regulatory body.

          (w) "Historical Financials" means the consolidated audited balance sheets and statements of income and cash flows of the Company and the Operating Subsidiaries as of and for the fiscal years ended December 31, 1998 and 1997 (including the footnotes thereto) and the consolidated balance sheets and statements of income and cash flows of the Company and the Subsidiaries for the interim period ended March 31, 1999.

          (x) "Latest Balance Sheet" means the consolidated audited balance sheet of the Company as of December 31, 1998.

          (y) "Loss" or "Losses" means any and all out-of-pocket damages, costs, liabilities, losses (including consequential losses), judgments, penalties, fines, expenses or other costs, including reasonable attorney's fees, incurred by any party.

          (z) "MBCA" means the Minnesota Business Corporation Act, Minnesota Statutes Chapter 302A.

          (aa) "Material Adverse Effect" means a material adverse effect on either (i) the assets, operations, financial condition or prospects of the Company, or (ii) the Company's ability to consummate the transactions contemplated hereby; provided, however, for purposes of this Agreement and setting forth information on the disclosure schedules hereto, "Material Adverse Effect" shall be deemed to include any event or circumstance which could reasonably be expected to result in a liability to the Company in excess of $5,000.

          (bb) "Merger" is defined in Section 2.1.

          (cc) "Merger Consideration" means the consideration as detailed on Appendix A attached hereto.

          (dd) "Operating Subsidiaries" means those subsidiaries of the Company set forth as such on Schedule 3.1.


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          (ee) "Parent  Common Stock" means the Parent's  common  stock,  no par value.

          (ff) "Parent Preferred Stock" means the Parent's preferred stock with the terms and conditions as described on the Certificate of Designation attached hereto as Exhibit B.

          (gg) "Permitted Liens" means (i) liens for Taxes, fees, levies, duties or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof and for which appropriate reserves have been established in accordance with GAAP; (ii) liens for mechanics, material, laborers, employees, suppliers or similar liens arising by operation of law for sums which are not yet delinquent or which are being contested in good faith by appropriate proceedings or with respect to which arrangements for payment and/or release have been made and for which appropriate reserves have been established in accordance with GAAP; and (iii) with respect to real property, easements, servitudes, leases, reservations or rights vested in public authorities or public or private utility companies for rights-of-way, streets, roads, bridges, pipes, pipelines, railroads, electric transmission and distribution lines, telegraph and telephone lines, sewage and drainage rights and other similar purposes, provided that such Encumbrances do not in the aggregate materially affect the marketability of title to the property subject thereto for the purposes for which it is currently held and do not in the aggregate materially interfere with the conduct of the business of the Company.

          (hh) "Person" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof).

          (ii) "Promissory Note" means the note or notes of the Purchaser guaranteed by the Parent which are payable as part of the Merger Consideration in the aggregate principal amount to be determined in accordance with Appendix A, all in substantially the form of Exhibit C attached hereto.

          (jj) "Purchaser Common Stock" means the Purchaser's common stock, no par value.

          (kk) "Securities Act" means the Securities Act of 1933, as amended.

          (ll) "Subsidiary" means with respect to any Person (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

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          (mm) "Surviving Corporation" is defined in Section 2.1(a).

          (nn) "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (pursuant to Section 59A of the Code or otherwise), custom duties, capital stock, franchise, employee's income withholding, foreign withholding, social security (or its equivalent), unemployment, disability, real property, personal property, sales, use, transfer, value added, registration, alternative or add-on minimum, estimated or other tax, including any interest, penalties or additions to tax in respect of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other person in respect of the foregoing, and the term "Tax Liability" shall mean any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) with respect to Taxes.

          (oo) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                   Article II
                                   The Merger

     Section 2.1 General.

          (a) Upon the terms and subject to the conditions contained herein and in accordance with the CBCA and the MBCA, at the Effective Time, the Company shall be merged with and into the Purchaser (the "Merger") and thereupon the separate corporate existence of the Company shall cease, and the Purchaser, as the surviving corporation (the "Surviving Corporation"), shall continue to exist under and be governed by the CBCA.

          (b) As of the date hereof, (i) the Company has 2,566,198 shares of Company Common Stock outstanding, all of which are entitled to vote with respect to the Merger, and no other shares of capital stock outstanding, (ii) the Purchaser has 100 shares of Purchaser Common Stock outstanding, all of which are entitled to vote with respect to the Merger, and no other shares of capital stock outstanding, and (iii) the Parent has 3,685,410 shares of Parent Common Stock outstanding, all of which are entitled to vote with respect to the Merger, 37,800 shares of Redeemable Preferred Stock outstanding, none of which are entitled to vote with respect to the Merger, and no other shares of capital stock outstanding. With respect to the Parent and Purchaser and in accordance with the CBCA, a majority vote of the outstanding shares of Purchaser Common Stock and Parent Common Stock is required to approve the Merger. With respect to the Company, in accordance with Shareholder Voting Agreement of the shareholders of the Company dated September 1, 1995, the vote of sixty percent (60%) of the outstanding shares of Company Common Stock (rather than the majority required by the MBCA) is required to approve the Merger.

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     Section 2.2 Filing. On the Closing Date, the Company and the Purchaser will cause an appropriate mutually acceptable certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretaries of State of Colorado and Minnesota pursuant to the applicable provisions of the CBCA and the MBCA, and prior thereto the Parent will cause the Certificate of Designation in the form of Exhibit B hereto to be executed and filed with the Secretary of State of Colorado pursuant to the applicable provisions of the CBCA.

     Section 2.3 Effectiveness of the Merger. The Merger shall become effective (the "Effective Time") immediately upon the filing and acceptance of the Certificate of Merger with the Secretaries of State of Colorado and Minnesota.

     Section 2.4 Articles of Incorporation and Bylaws. Upon the Effective Time, the Articles of Incorporation of the Purchaser in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation. The bylaws of the Purchaser as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation as of the Effective Time.

     Section 2.5 Directors and Officers. As of the Effective Time, the directors and officers of the Surviving Corporation shall be as designated in Schedule
2.5. Such directors shall serve in accordance with the bylaws of the Surviving Corporation until the next annual meeting of the Surviving Corporation or until their successors are duly elected or appointed and qualified.

     Section 2.6 Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

          (a) Each  outstanding  share (or fraction  thereof) of Company  Common
Stock, other than Dissenting Shares, shall be converted into and shall thereafter represent only the right to receive, upon surrender in accordance with Section 2.9, the Merger Consideration;

          (b) All shares of capital stock which are held by the Company as treasury shares shall be canceled and retired and cease to exist, without any conversion thereof; and

          (c) The shares of Parent Common Stock and Parent Preferred Stock, if any, issued by the Parent as the Merger Consideration shall be dated as of the Effective Time and shall be "restricted securities" as defined in Rule 144 under the Securities Act and shall bear a legend to such effect.

     Section 2.7 Treatment of the Company's Convertible Debt.

          (a) The Company's 11% Convertible Debt. As of the date hereof, the Company has $2,000,000 of Series A 11% Senior Subordinated Convertible Debentures due July 1, 2001 outstanding (the "Company 11% Debt"). The Company 11% Debt is convertible into Company Common Stock under certain circumstances prior to maturity. In the event of a merger, the Company 11% Debt is convertible into Company Common Stock at an exercise price equal to 75% of the total merger consideration received per share of Company Common Stock. The right of conversion expires if not exercised during the 30 day period prior to the closing of the Merger. To the extent that the holders of the Company 11% Debt elect to convert such debt prior to the Effective Time, the portion of the Merger Consideration constituting the Promissory Notes will be increased (i)


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


$1.17 for every $1.00 of principal amount of the Company 11% Debt that is converted up to a maximum of $588,235 of converted Company 11% Debt and (ii) $1.00 for every $1.00 of principal amount of Company 11% Debt that is converted above such amount. In this way, the Parent will assume $.17 of the $.33 conversion premium of the Company 11% Debt up to a maximum aggregate increase in the value of the Promissory Notes of $100,000. To the extent that the holders of the Company 11% Debt elect not to convert prior to the Effective Time, each such debtholder may either (i) retain such debt after the Effective Time as a debt liability of the Purchaser in accordance with its terms and without any conversion right (which liability the Purchaser, as the Surviving Corporation of the Merger, hereby acknowledges it will assume as a result of the Merger) or
(ii) to the extent that each such debtholder is an "accredited investor" (as defined in Regulation D under the Securities Act) and otherwise complies with the terms of the Parent's private placement for Parent 11% Debt (as defined below), such debtholder may exchange the Company 11% Debt such debtholder holds for 11% Convertible Debt of the Parent (the "Parent 11% Debt"). The Parent 11% Debt shall be on terms substantially similar to that of the Company 11% Debt except that the Parent 11% Debt shall be (i) callable at any time by the Parent at par value plus accrued and unpaid interest and (ii) convertible at any time prior to maturity or upon redemption into Parent Common Stock at an exercise price of $6.00 per share.

          (b) The Company's 15% Convertible Debt. All of the Company's 15% Subordinate Convertible Debentures due January 1, 2000 (the "Company 15% Debt") shall be prepaid by the Company (prior to its conversion) on or prior to the Effective Time. It is expected that such prepayment will be effected utilizing funds from the Company's current line of credit with BNC Financial Corporation, which line of credit shall be assumed, and is expected to be continued by, the Purchaser following the Effective Time. If necessary to prepay the Company 15% Debt, the Company and Parent shall use reasonable efforts to obtain a higher line of credit from BNC Financial Corporation on terms reasonably satisfactory to Parent, utilizing the post-Merger consolidated financial position and creditworthiness of the Parent. In addition, prior to the Closing, the Company shall obtain the waiver of all of the conversion rights associated with the conversion agreements executed in connection with the Company 15% Debt. All such holders are listed on Schedule 2.7(b).

     Section 2.8 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted such shares in favor of the Merger or consented thereto in writing and who have filed a written demand for payment for such shares in the manner provided in Sections 302A.471 and 302A.473 of the MBCA (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.6 herein, but the holder thereof shall be entitled only to such rights as are granted by Sections 302A.471 and 302A.473 of the MBCA. Each holder of Dissenting Shares shall receive payment therefor from the Surviving Corporation in accordance with the MBCA; provided, however, (a) if any such holder of Dissenting Shares shall have failed to establish his entitlement to receive payment for such shares as provided in Sections 302A.471 and 302A.473 of the MBCA, or (b) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for payment for such shares of Common Stock, such holder or holders (as the case may be) shall forfeit the right to receive payment for such shares of Company Common Stock and each such share of Company Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive the Merger Consideration pursuant to
Section 2.6 hereof.

     Section 2.9 Conversion of Shares. The Purchaser and the Parent shall authorize one or more persons to act as Exchange Agent for the Merger, which person(s) shall be reasonably acceptable to the Company (the "Exchange Agent"). Immediately prior to the Effective Time, the Parent shall, or the Parent shall cause the Purchaser to, deposit in trust with the Exchange Agent the Parent Common Stock and the cash portion of the Merger Consideration. Once post-closing adjustments have been made in accordance with the provisions of Appendix A hereof, the Parent shall, or the Parent shall cause the Purchaser to, deposit in trust with the Exchange Agent the Promissory Notes and the Parent Preferred Stock (the Merger Consideration deposited with the Exchange Agent is hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, make the payments provided for in Section 2.9 of this Agreement out of the Exchange Fund. The Exchange Agent shall invest the cash in the Exchange Fund, as applicable, as the Parent directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard and Poor's Corporation, or certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $10 billion. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Purchaser. The Purchaser shall replace any monies lost through any investment made pursuant to this Section 2.9 after the Effective Time. This Exchange Fund shall not be used for any other purpose except as provided in this Agreement.

     As soon as practicable after the Effective Time, the Parent shall cause the Exchange Agent to mail or deliver to each record holder of certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates") a letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration, which letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration multiplied by the number of shares represented by the Certificate, and such Certificate shall forthwith be canceled. The Exchange Agent may distribute the Parent Common Stock and cash portions of the Merger Consideration in accordance with the preceding sentence prior to receipt of the Promissory Notes and Parent Preferred Stock portion, if any. If there is delivered to the Exchange Agent by any person who is unable to produce a Certificate for surrender (i) evidence to the Purchaser that any such Certificate has been lost, wrongfully taken or destroyed, (ii) any such security or indemnity as reasonably may be requested by the Purchaser to hold it harmless, and (iii) evidence to the reasonable satisfaction of the Purchaser that such a person is the owner of the shares theretofore represented by each Certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such Certificate and to receive the Merger Consideration pursuant to this Agreement, then the Purchaser, in absence of actual notice to it that any shares theretofore represented by any such Certificate have been acquired by a bona fide purchaser, shall cause the Exchange Agent to deliver to such person the Merger Consideration that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed Certificate.

     If delivery of the Merger Consideration is to be made to any person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of such delivery that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery shall pay any transfer or other taxes required by reason of such delivery or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. As of the Effective Time, until surrendered in accordance with the provisions of this Section 2.9, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes only the right to receive the Merger Consideration multiplied by the number of shares represented by such Certificate. Certificates representing Dissenting Shares shall represent for all purposes only the right to receive payment from the Purchaser, as the Surviving Corporation, of the "fair value" of such Dissenting Shares determined in accordance with Sections 302A.471 and 302A.473 of the MBCA. Any portion of the Exchange Fund which remains unclaimed by the former shareholders of the Company for 180 days after the Effective Time (including any interest thereon) shall be paid to the Purchaser upon demand. Any shareholders of the Company shall thereafter look only to the Purchaser with respect to the Merger Consideration payable upon due surrender of their Certificates.

     Notwithstanding the foregoing, neither the Parent, the Purchaser nor the Exchange Agent shall be liable to a holder of shares of Company Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws. After the Effective Time, there shall be no transfers on the stock transfer books of the Purchaser of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

     Section 2.10 Effects of Merger. The Merger shall have the effects set forth in the CBCA and the MBCA. Without limiting the foregoing, on and after the Effective Time, the Purchaser shall possess all the assets and interests of every description, wherever located, and all rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, and all debts and liabilities of each of the Company and the Purchaser, all of which shall be vested in the Purchaser without further act or deed.

     Section 2.11 Closing. The closing of the Merger (the "Closing") shall be held at a place mutually agreeable and as soon as practicable, but in no event more than 40 days after both the Company and the Parent have held the shareholder meetings described in Sections 5.2 and 5.3 (the "Closing Date"), or at such other place and time as the Parent and the Company may mutually agree.

                                   Article III
                  Representations and Warranties of the Company

     The Company represents and warrants to the Parent and the Purchaser as follows:

     Section 3.1 Organization and Qualification. The Company (i) is a corporation validly existing and in good standing under the laws of the State of Minnesota, (ii) has the requisite corporate power to carry on its business as now being conducted, and (iii) is duly qualified as a foreign corporation in good standing in each jurisdiction where the conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company owns, directly or indirectly, all of the capital stock of each of the corporations set forth on Schedule 3.1. Each Operating Subsidiary is duly and validly organized and in good standing under the laws of the jurisdiction of its formation, and each Operating Subsidiary is duly qualified as a foreign corporation in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not own, and does not have any obligation to acquire, any material equity interest in any business enterprise other than the Subsidiaries. Except as set forth on Schedule 3.1, neither the Company nor any Subsidiary has an investment in or owns any type of equity interest in any other Person.

     Section 3.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company, except for the approval by the Company's shareholders, which approval is a condition to the Merger. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, and moratorium or other similar laws of general application affecting the enforcement of creditors' rights generally.

     Section 3.3 Capitalization. The Company's outstanding capital stock as of the date of this Agreement consists of 2,566,198 shares of Company Common Stock. The outstanding Company Common Stock is duly authorized and validly issued, is fully paid and non-assessable, and as of the date of this Agreement is owned of record as set forth on Schedule 3.3. The issued and outstanding capital stock of each Subsidiary is set forth on Schedule 3.3, and is owned by the Company. Except as set forth on Schedule 3.3, as of the date hereof, the Company has no outstanding capital stock. Except as set forth on Schedule 3.3, as of the date hereof, (i) there were no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold or otherwise to become outstanding, additional shares of the capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to grant, extend or enter into any such agreement or commitment, and (ii) there are no voting trusts, proxies or other agreements or understandings to which the Company or any Subsidiary is a party or is bound with respect to the voting of any shares of capital stock of the Company or any Subsidiary and, to the knowledge of the Company, there are no such trusts, proxies, agreements or understandings by, between or among any of the Company's stockholders with respect to Company Common Stock. Except as set forth on Schedule 3.3, there are no outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights with respect to the Company or any Subsidiary. To the best knowledge of the Company, no more than 35 of the holders of the Company's Common Stock are not "accredited investors" as defined in Regulation D under the Securities Act.

     Section 3.4 Consents and Approvals. Except as set forth on Schedule 3.4, no filings with, notices to, or approvals of, any governmental or regulatory body are required to be obtained or made by the Company or any Subsidiary in connection with the consummation of the transactions contemplated hereby.

     Section 3.5 No Violations. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder (i) do not and will not conflict with or violate any provision of the certificate or articles of incorporation or bylaws (or similar organizational documents) of the Company and
(ii) except as set forth on Schedule 3.5 or as would not result in a Material Adverse Effect, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Encumbrance upon the capital stock or assets of the Company or any Subsidiary pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to, any law, statute, rule or regulation or any Contract, order, judgment or decree to which the Company or any Subsidiary is subject or by which any of its assets are bound.

     Section 3.6 Financial Statements. Except as set forth on Schedule 3.6, the Historical Financials have been prepared in accordance with GAAP, consistently applied and fairly present in all material respects the financial position of the Company and the Operating Subsidiaries on a consolidated basis as of the dates specified and the results of operations of the Company and the Operating Subsidiaries on a consolidated basis for the periods covered thereby, and neither the Company nor any Operating Subsidiary has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) (i) that are not reflected or fully reserved against on the Latest Balance Sheet or incurred in the ordinary course of the business consistent with past practice subsequent to the date of the Latest Balance Sheet, (ii) that are not set forth on the disclosure schedules hereto or, if not so specifically set forth, have not directly arisen or will not directly arise in connection with or do not or will not otherwise directly relate to, the matters specifically set forth on such disclosure schedules or matters otherwise specifically disclosed by the Company therein or herein, or (iii) if described by neither of the foregoing clauses (i) or (ii), any of which would cause a Material Adverse Effect.

     Section 3.7 Interim Changes. Except as set forth on Schedule 3.7, since the date of the Latest Balance Sheet the Company and each Operating Subsidiary have conducted their businesses, in all material respects, in the ordinary course and in a manner consistent with past practice (except in connection with the negotiation and execution and delivery of this Agreement), and there have not been:

          (a) any changes in the financial condition, assets, liabilities, personnel or operations of the Company or any Operating Subsidiary or in the Company's or any Operating Subsidiary's relationships with suppliers, distributors, lessors or others with whom they have business dealings, other than changes which individually or in the aggregate do not have a Material Adverse Effect;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Company or any Operating Subsidiary;

          (c) any increase in the compensation, bonus or benefits paid or to become payable to any officers of the Company or any Operating Subsidiary or, other than in the ordinary course and in a manner consistent with past practice, any increase in the compensation or benefits payable to non-officer employees of the Company or any Operating Subsidiary;

          (d) any transfer, lease, license or other disposition of assets of the Company or any Operating Subsidiary other than sales of inventory in the ordinary course of business;

          (e) any incurrence of indebtedness for borrowed money other than pursuant to the Company's revolving line of credit or any Encumbrances placed on any of the assets of the Company or any Operating Subsidiary;

          (f) any new contract (or amendment to any existing contract) obligating the Company or any Operating Subsidiary to purchase goods or services for a period of 90 days or more, any amendment or termination of any material lease, contract, license or other agreement or any waiver of material claims or rights of the Company or any Operating Subsidiary against third parties;


          (g)  any  material  change  in  the  collection,   payment  or  credit
experience or practices or in the accounting practices, procedures or methods of the Company or any Operating Subsidiary;

          (h) any material agreement, arrangement or transaction between the Company or any Operating Subsidiary and any Affiliate of the Company or any Operating Subsidiary;

          (i) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company for any redemption, purchases or other acquisitions of any of the Company's securities (except for the redemption of the Company 15% Debt and the waiver of any rights of conversion associated therewith, any conversion of the Company 11% Debt and any redemption of the warrants issued to Miller & Schroeder and listed on Schedule 3.3A);

          (j) other than as required by law, any increase in, amendment to, or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan;

          (k) paid any bonus to the employees of the Company or any Operating Subsidiary;

          (l) any other transaction not in the ordinary course of business and consistent with past practices of the Company or any Operating Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

          (m) any commitment with respect to any of the foregoing.

     Section 3.8 Real Property.

          (a) Except as set forth on Schedule 3.8(a), neither the Company nor any Subsidiary currently owns any real property in fee simple. Schedule 3.8(a) sets forth a true, correct and complete list of (i) all real properties or premises that have been owned in whole or in part by the Company or a Subsidiary, and (ii) all real properties or premises that are leased or have been leased in whole or in part by the Company or a Subsidiary. The properties listed on Schedule 3.8(a) constitute all the real properties utilized by the Company and the Subsidiaries. As to each leased property, Schedule 3.8(a) sets forth (i) lease term, (ii) monthly rental (both base and additional rent), (iii) renewal option, if any and (iv) any right of the landlord for each such parcel to terminate the lease for each such parcel in the absence of a default of the tenant thereunder. Except as set forth on Schedule 3.8(a), the Company or a Subsidiary has good and marketable leasehold title to each leased property described on Schedule 3.8(a). True, correct and complete copies of all mortgages, deeds of trust, leases, guarantees of lease and other documents concerning such real property have been delivered to the Parent or its representatives. No amount payable by the Company or any Subsidiary under any such lease is past due and neither the Company nor any Subsidiary has received any notification of a default, offset or counterclaim under any such lease. No event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any such lease.

          (b) Each lease of premises utilized by the Company or a Subsidiary is legal, valid and binding in all material respects, as between the Company or a Subsidiary and the other party or parties thereto, and the Company or a Subsidiary is a tenant or possessor in good standing thereunder, free of any material default or breach and quietly enjoy the premises provided for therein. Except as set forth on Schedule 3.8(a), neither the Company nor any Subsidiary has assigned, mortgaged, pledged or otherwise encumbered its interest under any such lease. Except as set forth on Schedule 3.8(b), no consent is required of any party to any such lease by virtue of the Merger, and the Merger will not result in the termination of any such lease.

          (c) Except as set forth on Schedule 3.8(c), (i) the Company and the Subsidiaries have all required legal or governmental approvals for each of the properties and premises owned, leased, used or occupied by them, other than any such approvals the absence of which, individually or in the aggregate, would not have a Material Adverse Effect; (ii) the Company or a Subsidiary has good and marketable title and owns outright, free and clear (except for rights of landlords with respect to fixtures and leasehold improvements, if any, with respect to leased premises) of all Encumbrances (other than Permitted Liens), each improvement or fixture purported to be owned by it that is located in or on any of the properties and premises owned, leased or occupied by it; (iii) no improvement or fixture on any such premises is in violation of any law, including without limitation any zoning, building, safety, health or other law which, individually or in the aggregate, would have a Material Adverse Effect;

(iv) each of such premises and properties is zoned for the purposes for which such premises or properties are currently being used and has adequate parking and unrestricted public access; and (v) no material portion of such premises or properties has been condemned or otherwise taken by any public authority, and no such condemnation or taking is threatened or contemplated by any public authority.

     Section 3.9 Personal Property. Except as set forth on Schedule 3.9 and except for rights of landlords with respect to such personal property as may be deemed to constitute fixtures and leasehold improvements, if any, with respect to leases premises, the Company and the Subsidiaries have good and marketable title to their respective assets (other than real property, which is covered in Section 3.8) free and clear of all Encumbrances. The Company's and each Subsidiary's machinery, equipment and other tangible assets have been maintained in all material respects in good working condition (normal wear and tear excepted) and are sufficient for the conduct of its business. The Company's and each Subsidiary's accounts receivable represent bona fide obligations arising in the ordinary course of the business and are fully collectible by the Company or the Subsidiaries, net of reserves for doubtful accounts reflected on the Latest Balance Sheet or reserves arising in the ordinary course of business consistent with past practice since the date of the Latest Balance Sheet. The Company's and each Subsidiary's inventory is not obsolete or damaged, and has been prepared in compliance in all material respects with all applicable legal requirements. The assets reflected on the Latest Balance Sheet constitute all of the assets, properties and other rights of the Company and the Subsidiaries except for those assets acquired or disposed of in the ordinary course of business consistent with past practice subsequent to the date of the Latest Balance Sheet.

     Section 3.10 Contracts.

          (a) Schedule 3.10(a) sets forth a true, correct and complete list of all Contracts (other than real property leases and Loan Agreements referred to in Section 3.10(b) hereof) to which the Company and the Subsidiaries are a party or to which their respective assets are subject (i) which involve consideration with a value of $5,000 or more; (ii) which will require the Purchaser to purchase or provide goods or services for a period of more than 90 days after the Closing Date; (iii) which evidence or provide for any indebtedness for borrowed money for which the Purchaser will be liable following the Closing or any Encumbrance on any of its assets; (iv) which guarantee the performance, liabilities or obligations of any other entity; (v) which restrict in any material respect the ability of the Company or the Subsidiaries to conduct any business activities; (vi) which involve any Affiliate; (vii) which are not in the ordinary course of business; (viii) which are subject to termination or modification by any third party as a result of the transactions contemplated by this Agreement; or (ix) which are otherwise material to the Company or the Subsidiaries (collectively (i) through (ix) above, "Other Contracts"). Except as set forth on Schedule 3.10(a), neither the Company nor any Subsidiary is in material breach of any Other Contract set forth on Schedule 3.10(a), nor to the best of the Company's knowledge is any third party in material breach of any such Other Contract. True, correct and complete copies of all Other Contracts set forth on Schedule 3.10(a) have previously been delivered to the Parent or its representatives.

          (b) Set forth in Schedule 3.10(b) is (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or a Subsidiary is outstanding or may be incurred (collectively, "Loan Agreements") and (y) the respective principal amounts outstanding thereunder as of the dates specified in

Schedule 3.10(b). Except as set forth on Schedule 3.10(b), since December 31, 1998, neither the Company nor any Subsidiary has made any drawings under or with respect to the loan or credit agreements, notes, bonds, mortgages, indentures and other agreements referred to in clause (x) above. Except as set forth on
Schedule 3.10(b), all such indebtedness is prepayable at any time without penalty, subject to the notice provisions of the agreements governing such indebtedness. For purposes of this Section 3.10 "indebtedness" shall mean, without duplication, (A) all obligations for borrowed money, or with respect to deposits or advances of any kind, (B) all obligations evidenced by bonds, debentures, notes or similar instruments, (C) all obligations upon which interest charges are customarily paid, (D) all obligations under conditional sale or other title retention agreements relating to purchased property, (E) all obligations issued or assumed as the deferred purchase price of property or services (excluding obligations to creditors for inventory, services and supplies incurred in the ordinary course of business), (F) all capitalized lease obligations, (G) all obligations of others secured by any lien on property or assets owned or acquired, whether or not the obligations secured thereby have been assumed, (H) all obligations under interest rate or currency swap transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of the Company or a Subsidiary), (J) all obligations to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, and (K) all guarantees and arrangements having the economic effect of a guarantee of any indebtedness of any other person or entity.

          (c) As of the date hereof, each of the Other Contracts and Loan Agreements is in full force and effect and is a valid and binding obligation of the Company or a Subsidiary and, to the knowledge of the Company, the other parties thereto. Neither the Company nor any Subsidiary is in either payment default or material non-payment default under any Other Contract or Loan Agreement, nor does any condition exist that with notice or lapse of time or both would constitute a material default thereunder. To the knowledge of the Company, no other party to any Other Contract or Loan Agreement is in material default thereunder. Neither the Company nor any Subsidiary has any reason to believe that any of the Other Contracts or Loan Agreements that are renewable will not be renewed on reasonable terms, nor does the Company know of any expressed desire or intent, on the part of any other party to any of the Other Contracts or Loan Agreements, to materially reduce or terminate the amount of its business with the Company or a Subsidiary in the future. Except as set forth in Schedule 3.10(c), no consent is required of any party to any of the Other Contracts or any of the Loan Agreements by virtue of the Merger, and the Merger will not result in the termination of any Other Contract or Loan Agreement.

     Section 3.11 Litigation. Except as set forth on Schedule 3.11, there are no pending or, to the best of the Company's knowledge, threatened claims, actions, suits or proceedings against the Company or any Subsidiary which, if adversely determined, individually or in the aggregate, would have a Material Adverse
Effect. Except as set forth on Schedule 3.11, neither the Company nor any Subsidiary is presently subject to any injunction, order or other decree of any court of competent jurisdiction.

     Section 3.12 Compliance with Laws.

          (a) The Company and each of the Subsidiaries have conducted their businesses in compliance with all applicable laws and regulations of governmental authorities, except for such violations that have been cured or

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that,  individually  or in the  aggregate,  would  not have a  Material  Adverse
Effect. The Company and each Subsidiary possesses, and is in compliance in all material respects with, all Governmental Permits necessary to the conduct of its business, except where the failure to so possess or comply with any such Governmental Permit would not have a Material Adverse Effect, and such Governmental Permits they possess will be in full force and effect immediately prior to the Merger.

          (b) Neither the Company nor any Subsidiary has, and, to the best of the Company's knowledge, no director, officer, agent of employee thereof: (i) made or agreed to make any contributions, payments or gifts of its funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic); (ii) established or maintained any unrecorded fund or asset for any purpose, or made any false or artificial entries on any of its books or records for any reason; (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person or entity, to candidates for public office whether Federal, state, local or foreign, where such contributions were or would be violative of applicable law; or (iv) otherwise violated the Federal Corrupt Practices Act of 1977, as amended.

     Section 3.13 Labor Matters. Except as set forth on Schedule 3.13, neither the Company nor any Subsidiary is a party to any collective bargaining agreement or any employment, consulting or similar agreement or any agreement, plan or arrangement providing for severance payments to any employee upon termination of employment or which provide benefits upon a change in control. Except as set forth on Schedule 3.13, there is no labor strike, work stoppage, unfair labor practice charge, grievance or other labor dispute pending or, to the best of the Company's knowledge, threatened against or with respect to the Company or any Subsidiary. There is no existing union representation question respecting any employees of the Company or any Subsidiary, nor to the Company's knowledge are there any organizational efforts with respect to any employees of the Company or any Subsidiary. The Company has complied in all material respects with immigration and naturalization laws in connection with the employment of its work force.

     Section 3.14 Environmental and Safety Matters.

          (a) Except as set forth on Schedule 3.14 or as would not have a Material Adverse Effect:

               (i) The Company and each Subsidiary are and have been in compliance at all times with all applicable Environmental and Safety Requirements, and neither the Company nor any Subsidiary has received notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under Environmental and Safety Requirements with respect to the past or present operations or properties of the Company or any Subsidiary relating to a period of the Company's or a Subsidiary's occupancy thereof.

               (ii) The Company and each Subsidiary has obtained, and is and has been in compliance at all times with all terms and conditions of, all permits, licenses and other authorizations required pursuant to Environmental and Safety Requirements for the occupation of its properties and the conduct of its operations.

               (iii) To the best of the Company's knowledge, none of the following exists at any property owned or occupied by the Company or a
Subsidiary: asbestos-containing material in any form or condition; polychlorinated biphenyl-containing materials or equipment; or underground storage tanks.

               (iv) To the best of the Company's knowledge, the transactions contemplated by this Agreement do not impose any obligations under Environmental and Safety Requirements for site investigation or cleanup or notification to or consent of any government agencies or third parties.

               (v) No facts, events or conditions relating to the past or present properties or operations of the business or properties contiguous thereto will (x) prevent, hinder or limit continued compliance by the Company and the Subsidiaries with Environmental and Safety Requirements, (y) to the best of the Company's knowledge, give rise to any corrective, investigatory or remedial obligations on the part of the Company or any Subsidiary pursuant to Environmental and Safety Requirements, or (z) to the best of the Company's knowledge, give rise to any liabilities on the part of the Company or any Subsidiary (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including without limitation those liabilities relating to onsite or offsite hazardous substance releases, personal injury, property damage or natural resources damage.

               (vi) Neither the Company nor any Subsidiary has assumed any liabilities or obligations of any third party under Environmental and Safety Requirements.

          (b) The Company and each Subsidiary have delivered to the Parent or its representatives true, correct and complete copies of all environmental reports, analyses, tests or monitoring in the possession of the Company and each of Subsidiary pertaining to any property owned or operated by the Company or the Subsidiaries at any time and a true, correct and complete list identifying all third party facilities at which contaminants generated by the Company or any Subsidiary have been transported, treated, stored, handled or disposed within the past five years.

     Section 3.15 Tax Matters.

          (a) Except as set forth on Schedule 3.15(a), the Company and each Subsidiary have timely filed all federal and state income Tax Returns (and all other material Tax Returns) required to be filed through the date hereof, and all such Tax Returns are true and complete in all material respects. The Company and each Subsidiary have timely paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to the Company and each Subsidiary for all periods prior to the date hereof, whether or not shown on any Tax Return, including withholding and similar Taxes with respect to its employees, except in the case of all Tax Returns other than federal and state income Tax Returns, where the failure to do so would not have a Material Adverse Effect. Except as set forth on Schedule 3.15(a), with respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, neither the Company nor any Subsidiary has any liability for Taxes other than that set forth on the Latest Balance Sheet or incurred subsequent to the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice. The Company and each Subsidiary have made all required current estimated Tax payments sufficient to avoid any underpayment penalties.

          (b) Except as set forth on Schedule 3.15(b), no Tax Return of the Company or any Subsidiary has been audited or examined by the Internal Revenue Service or any other taxing authority during the last fiscal year. Except as set forth on Schedule 3.15(b), there are no outstanding agreements, waivers or arrangements extending the time within which the Company or any Subsidiary may file any Tax Return or the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, any Taxes due from or with respect to the Company or any Subsidiary for any taxable period. The Company and each Subsidiary have previously delivered to the Parent or its representatives true, correct and complete copies of all federal, state, local or foreign income or franchise Tax Returns filed by the Company and the Subsidiaries for the fiscal years ended December 31, 1997 and 1998. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Company or any Subsidiary for any Tax period.

          (c) Except as set forth on Schedule 3.15(c), no audit or other proceeding by any court or other governmental or regulatory authority is pending or, to the best of the Company's knowledge, threatened with respect to any Taxes due from or with respect to the Company or any Subsidiary or any Tax Return filed by or with respect to the Company or any Subsidiary, and there is no pending dispute or claim concerning any Tax Liability of the Company or any Subsidiary.

          (d) Neither the Company nor any Subsidiary has made or is obligated to make any payment, nor is the Company or any Subsidiary bound by any contract or other agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to any payment, that would not be deductible under
Section 280G or 162(m) of the Code.

          (e) Schedule 3.15(e) sets forth a list of all jurisdictions (whether foreign or domestic) in which the Company and each Operating Subsidiary presently files Tax Returns. To the Company's knowledge, no claim has ever been made by an authority in a jurisdiction where the Company or a Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (f) Neither the Company nor any Subsidiary is a "foreign person" within the meaning of Section 1445(g)(3) of the Code.

     Section 3.16 Employee Benefit Plans.

          (a) Schedule 3.16(a) contains a true, correct and complete list of all Employee Plans and all stock option, bonus or other incentive plans, vacation policies, and other material employee benefit arrangements of the Company and each Subsidiary, true, correct and complete copies of which have been delivered to the Parent or its representatives.

          (b) Except as set forth on Schedule 3.16(b) and except for contributions not yet due and payable, neither the Company nor any Subsidiary has any liability or potential liability (including, but not limited to, actual or potential withdrawal liability) with respect to (x) any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, or (y) any Employee Plan of the type described in Section 4063 and 4064 of ERISA or in Section 413(c) of the Code (and regulations promulgated thereunder).

          (c) No Employee Plan provides any health, life or other welfare benefits to retired or former employees of the Company or any Subsidiary, other than as required by Section 4980B of the Code. No Employee Plan is a defined benefit plan (as defined in Section 3(35) of ERISA), and neither the Company nor any Subsidiary has any actual or potential liability with respect to any defined benefit plan. With respect to each of the Employee Plans, all required contributions attributable to plan years ending on or prior to the Closing Date and all required employer and salary reduction employee contributions for all months ending on or prior to the Closing Date have been made or will be timely made prior to the Closing Date.

          (d) Each Employee Plan and all related trusts, insurance contracts and funds (as applicable) have been maintained, funded and administered in compliance in all material respects with all applicable laws and regulations, including but not limited to ERISA and the Code. Neither the Company, any Subsidiary or any Affiliate of the Company or any Subsidiary nor, to the best of the Company's knowledge, any trustee or administrator of any Employee Plan or any other Person, has engaged in any transaction with respect to any Employee Plan which could reasonably be expected to subject the Company, any Subsidiary or any trustee or administrator of such Employee Plan to any material liability, tax or penalty (civil or otherwise) imposed by ERISA or the Code. No actions, suits, investigations or claims with respect to the Employee Plans or with respect to any fiduciary or other Person dealing with any Employee Plan are pending or to the best of the Company's knowledge threatened, and the Company has no knowledge of any facts which could reasonably be expected to give rise to any such actions, suits, investigations or claims. The Company and each Subsidiary have complied in all material respects with the requirements of
Section 4980B of the Code.

          (e) No Employee Plan has been terminated within the last three calendar years. No Employee Plan has incurred any accumulated funding deficiency, whether or not waived, and none of the assets of the Company or any Subsidiary are subject to any lien arising under 302(f) of ERISA or 412(n) of the Code.

          (f) Except as set forth on Schedule 3.16(f), each Employee Plan that is intended to be qualified under Section 401(a) of the Code, and each trust forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Employee Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect the qualification of such Employee Plan or the tax exempt status of such related trust.

          (g) With respect to each Employee Plan, the Company has provided the Parent or its representatives with true, correct and complete copies, to the extent applicable, of (i) all documents (including summary plan descriptions and other material employee communications) pursuant to which such Employee Plan is maintained, funded and administered, (ii) the most recent annual report (Form 5500 series) filed with the Internal Revenue Service (with attachments) if such Form is required by the Code, ERISA or any other applicable laws or regulations
(iii) the most recent financial statements, if such financial statements are required by the Code, ERISA or any other applicable laws or regulations and (iv) all governmental rulings, determinations and opinions (and pending requests for governmental rulings, determinations and opinions) and correspondence with respect thereto.

     Section 3.17 Insurance. Schedule 3.17 contains a true, correct and complete listing of all policies of insurance carried by the Company and each Subsidiary, including the type and amount of coverage, deductible levels, expiration dates and any outstanding unpaid claims under such policies. All premiums due with respect to such policies have been paid and such policies are in full force and effect and will remain in full force and effect through the Closing Date. Neither the Company nor any Subsidiary has received any notices from any of its insurance carriers indicating cancellation or non-renewal of any insurance or suggested changes in the Company's or any Subsidiary's operations as a condition of such insurance. The Company believes that such insurance is adequate for the conduct of its business and the business of each Subsidiary and such insurance is customary for similar companies of similar size.

     Section 3.18 Affiliate Interests. Except as set forth on Schedule 3.18, neither the Company nor any Subsidiary is a party to any transaction with (a) any employee, officer or director of the Company or any Subsidiary, (b) any relative of any such employee, officer or director, or (c) any entity, corporation or partnership that, directly or indirectly, is an Affiliate of any such employee, officer, director or relative, including without limitation any contract, agreement or other arrangement (i) providing for the furnishing of services by such Person, (ii) providing for the rental of real or personal property from or to such Person, (iii) providing for the guaranty of any obligation of such Person, (iv) requiring any payment to such Person which will continue beyond the Closing Date, or (v) establishing any right or interest of such Person in any of the assets or rights of the Company or any Subsidiary.

     Section 3.19 Fees, Commissions and Expenses. Neither the Company nor any Subsidiary has paid or is obligated to pay any brokerage commissions, finders' fees or similar compensation (including any payments to employees of the Company) in connection with the transactions contemplated by this Agreement.

     Section 3.20 Bank Accounts. Schedule 3.20 sets forth a true, correct and complete list of each of the bank accounts maintained by the Company and each Subsidiary and the persons listed as authorized signatories thereon.

     Section 3.21 Intellectual Property. Schedule 3.21 is a list of all trademarks, trade names, patents, fictitious business names, service marks and pending applications therefor that are owned by the Company and each Subsidiary and a list of all trademarks, trade names, patents, fictitious business names, service marks and pending applications therefor that are used by the Company and each Subsidiary or which the Company or any Subsidiary has the right to use. Except as disclosed in Schedule 3.21, to the best of the Company's knowledge, in the last five years, no written claim alleging any infringement or violation of any statutory or common law or any other rights of any third parties (including, without limitation, copyright, trademark and the rights of privacy and publicity) has been received by the Company or any Subsidiary.

     Section 3.22 Employment Agreements. Schedule 3.22 contains a complete list of each management, employment, consulting or other agreement, contract or commitment, in each case, in writing, between each of the Company and each Subsidiary and any employee, officer or director thereof (a) providing for the employment of any person or providing for retention of management, executive or consulting services and providing for an obligation to pay or accrue compensation of $50,000 or more per annum, or (b) providing for the payment or accrual of any compensation or severance upon (i) a change in control of the
Company or any Subsidiary or (ii) any termination of such management, employment, consulting or other relationship.

     Section 3.23 Indemnification of Employees, Etc. Except in connection with matters set forth in Schedule 3.23 hereto, and except for matters covered by insurance (subject to deductibles) as of the date hereof, there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of the Company, threatened, with respect to which any current or former director, officer, employee or agent of the Company or any Subsidiary is entitled, or has asserted he is entitled, to claim indemnification from the Company or any Subsidiary pursuant to the Articles of Incorporation or bylaws of the Company or any Subsidiary, as provided in any indemnification agreement to which the Company or any Subsidiary is a party, or pursuant to applicable law.

     Section 3.24 Disclosure. No information supplied by the Company or any Subsidiary in this Agreement or the Schedules or Exhibits hereto, or in the financial statements, certificates or other writings furnished by the Company or any Subsidiary to the Parent or any of its representatives prior to the date hereof, contains any untrue statement of material fact or omits or shall omit to state any material fact necessary in order to make the statements herein or therein, in the light of circumstances under which they were made, not misleading.

     Section 3.25 Board Recommendation. On or prior to the date hereof, the Board of Directors of the Company, at a meeting duly called and held, has by the vote of those directors present (a) determined that this Agreement and the transactions contemplated hereby, are fair and in the best interests of the Company's stockholders and has approved the same and (b) resolved to recommend that the holders of the Company Common Stock approve the Merger.

     Section 3.26 Year 2000 Compliant. The Company has licensed from Vertical Computer Systems, Inc. (The "Vendor") computer software for use in documenting and monitoring pawn transactions and such software is the only software material to the Company's operations. The Company believes such software is Year 2000 Compliant. Such belief is based upon assurances of the Vendor. Neither the Company nor any of the Subsidiaries has independently evaluated the reliability of such assurances although neither has any reason to doubt the veracity of such assurances. In addition, without undertaking independent investigation, neither the Company nor any Subsidiary is aware of any failure on the part of any of their material vendors, suppliers or other business relations to be Year 2000 Compliant. Neither the Company nor any Subsidiary believes any further evaluation of its systems (other than as described above) is required in order for the Company's and the Subsidiary's systems to be Year 2000 Compliant except where such failure to be Year 2000 Compliant would not cause a Material Adverse

Effect. "Year 2000 Compliant" means designed to be used prior to, during and after the calendar year 2000 A.D., and will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations, and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with such item, properly exchanges date/time data with it.

                                   Article IV
         Representations and Warranties of the Parent and the Purchaser

     The Parent and the Purchaser, jointly and separately, represent and warrant to the Company as follows:

     Section 4.1 Organization and Qualification. Each of the Parent and the Purchaser (i) is a corporation validly existing and in good standing under the laws of the State of Colorado, (ii) has the requisite corporate power to carry on its business as now being conducted, and (iii) is duly qualified as a foreign corporation in good standing in each jurisdiction where the conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the assets, operations, financial conditions or prospects of the Parent or the Purchaser or on the ability of the Parent or the Purchaser to consummate the transactions contemplated hereby.

     Section 4.2 Corporate Authorization. Except for the approval of the Parent's stockholders, which approval is a condition to the Merger, the execution, delivery and performance by each of the Parent and the Purchaser of this Agreement and the transactions contemplated hereby are within the corporate powers of each of the Parent and the Purchaser and have been duly authorized by all necessary corporate action on the part of each of the Parent and the Purchaser. This Agreement constitutes a valid and binding obligation of each of the Parent and the Purchaser, enforceable against each of the Parent and the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance and transfers, and moratorium or other similar laws of general application affecting the enforcement of creditors' rights generally.

     Section 4.3 Consents and  Approvals;  No Violation.  Except as set forth on
Schedule 4.3, the execution, delivery and performance by each of the Parent and the Purchaser of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, filing with, approval of, or notice to any governmental or regulatory body, agency or official. Neither the execution, delivery and performance by the Parent and the Purchaser of this Agreement, nor the consummation by the Parent and the Purchaser of the transactions contemplated hereby, will (a) violate, conflict with, or result in a breach of, any provision of the charter or bylaws of the Parent or the Purchaser, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which the Parent or the Purchaser is a party, or by which its properties or assets may be bound, except for such violations, breaches or defaults which would not prevent or delay consummation of the transactions contemplated hereby or (c) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to any law, statute, rule, regulation or any Contract, order, judgment or decree to which the Parent or the Purchaser is subject or by which any of their assets are bound, except for such authorizations, consents, approvals, exemptions or other actions which would not prevent or delay consummation of the transactions contemplated hereby.

     Section 4.4 Litigation. There are no claims, actions, suits, approvals, investigations, informal objections, complaints or proceedings pending or, to the best of the Parent's and the Purchaser's knowledge, threatened against the Parent or the Purchaser before any court, arbitrator, or administrative, governmental or regulatory authority or body, nor is the Parent or the Purchaser subject to any order, judgment, writ, injunction or decree, which in either case could prevent, delay or materially burden the transactions contemplated hereby.

     Section 4.5 Compliance with Laws. The Parent has conducted its business in compliance with all applicable laws and regulations of governmental authorities, except for such violations that have been cured or that, individually or in the aggregate, would not have a material adverse effect on the Parent's business or financial condition. The Parent possesses, and is in compliance in all material respects with, all Governmental Permits necessary to the conduct of its business.

     Section 4.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Parent or the Purchaser.

     Section 4.7 Ownership of Company Stock. Other than pursuant to this Agreement, neither the Parent nor the Purchaser nor any of their respective Affiliates (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, Company Common Stock.

     Section 4.8 Formation of Purchaser. The Purchaser was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and except for this Agreement and any other agreements or arrangements contemplated by this Agreement or in furtherance of the transactions contemplated hereby, the Purchaser has not and will not have incurred, directly or indirectly, through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     Section 4.9 Issuance of Securities.

          (a) Stock. Sufficient shares of Parent Common Stock have been, and following the filing of the Certificate of Designation attached hereto as Exhibit B, sufficient shares of Parent Preferred Stock will have been reserved for issuance in the Merger. The shares of Parent Common Stock and the shares of Parent Preferred Stock to be issued in the Merger will, when issued and delivered to the shareholders of the Company as a result of the Merger and pursuant to the terms of this Agreement, be duly and validly authorized and issued, fully paid, nonassessable and free of preemptive rights or other restrictions other than those imposed pursuant to securities laws and those expressly provided for in this Agreement, and, assuming that no more than 35 of the holders of the Company Common Stock are not "accredited investors" as defined in Regulation D under the Securities Act, the issuance thereof is not required to be registered under the Securities Act or any state securities or blue sky laws (although routine filings may be required under such state securities or blue sky laws.)

          (b) Promissory Notes. The Promissory Notes to be issued in the Merger will, when issued and delivered to the shareholders of the Company as a result of the Merger and pursuant to the terms of this Agreement, be duly and validly authorized and issued, enforceable against the Purchaser (and, with respect to the guaranty thereof, the Parent) in accordance with their terms, and free of restrictions other than those imposed pursuant to securities laws, and, assuming that no more than 35 of the holders of the Company Common Stock are not "accredited investors" as defined in Regulation D under the Securities Act, the issuance thereof is not required to be registered under the Securities Act or any state securities or blue sky laws (although routine filings may be required under such state securities or blue sky laws).

          (c) Parent 11% Debt. Any Parent 11% Debt instruments issued in accordance with Section 2.7(a) will, when issued and delivered to the holders of Company 11% Debt pursuant to the terms of this Agreement, be duly and validly authorized and issued, enforceable against the Parent in accordance with their terms, and free of restrictions other than those imposed pursuant to securities laws, and, assuming that all holders of Company 11% Debt to whom such Parent 11% Debt is to be issued are "accredited investors" as defined in Regulation D under the Securities Act, the issuance thereof is not required to be registered under the Securities Act or any state securities or blue sky laws (although routine filings may be required under such state securities or blue sky laws).

          (d) Shares Issuable Upon Conversion. Sufficient shares of Parent Common Stock have been reserved for issuance upon the conversion of the Parent Preferred Stock and the Parent 11% Debt. The shares of Parent Common Stock issuable upon the conversion of the Parent Preferred Stock and the Parent 11% Debt will, when issued in accordance with the terms of the Parent Preferred Stock or the Parent 11% Debt, as the case may be, be duly and validly issued, fully paid, nonassessable and free of preemptive rights or other restrictions other than those imposed pursuant to securities laws.

     Section 4.10 NASDAQ SmallCap Market Listing. Parent Common Stock is duly listed on the NASDAQ SmallCap Market and no inquiry or proceeding has been initiated or, to the knowledge of Parent, threatened for the purpose of causing such listing to be terminated or restricted.

     Section 4.11 SEC Documents. Parent has furnished the Company with a true and complete copy of each report, schedule, registration statement and definitive proxy statement, if any (collectively, "SEC Documents"), filed by Parent with the Securities and Exchange Commission (the "SEC") since January 1, 1997, which are all the documents that Parent has been required to file with the SEC under applicable law since that date.

     Section 4.12 Disclosure. No information supplied by the Parent or the Purchaser in this Agreement or the Schedules or Exhibits hereto, or certificates or other writings furnished by the Parent or the Purchaser to the Company or any of its representatives prior to the date hereof, contains any untrue statement of material fact or omits or shall omit to state any material fact necessary in order to make the statements herein or therein, in the light of circumstances under which they were made, not misleading.

     Section 4.13 Capitalization. The Parent's outstanding capital stock as of the date of this Agreement consists of 3,685,410 shares of Parent Common Stock and 37,800 shares of Redeemable Preferred Stock, all of which is duly authorized and validly issued and is fully paid and nonassessable. The Purchaser's outstanding capital stock as of the date of this Agreement consists of 100 shares of common stock, all of which is duly authorized and validly issued, is fully paid and nonassessable, and is owned of record by Parent.

                                    Article V
                                    Covenants

     Section 5.1 Conduct of Business of the Company and the Subsidiaries. Except as contemplated by this Agreement or otherwise consented to in writing by the Parent, during the period from the date of this Agreement to the Closing Date:
(a) the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course and use its best efforts to preserve intact its current business organizations, keep available the services of current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with it and to preserve goodwill; and (b) the Company will not, and shall not permit any of the Subsidiaries to, intentionally take any actions that could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as set forth on Schedule 5.1, prior to the Closing Date, the Company will not, and will nor permit any of the Subsidiaries to, without the prior written consent of the Parent: (i) declare or pay any dividend or other distribution upon, or repurchase or otherwise reacquire for value, any capital stock of the Company; (ii) issue any capital stock of the Company or any securities convertible into or exchangeable for capital stock of the Company;
(iii) reacquire any shares of any class of capital stock of the Company; (iv) incur any indebtedness for borrowed money other than borrowings for working capital purposes in the ordinary course of business; (v) acquire any substantial assets other than in connection with planned capital expenditures approved by the Company's board of directors prior to the date hereof and described on
Schedule 5.1; (vi) sell, pledge, dispose of or encumber its assets, except for sales of inventory and sales of obsolete assets and assets concurrently replaced with similar assets and the incurrence of Permitted Liens, in each case in the ordinary course of its business consistent with past practice; (vii) except as otherwise required by law or by any existing plan, arrangement or agreement, enter into, adopt or amend in any material respect, any Employee Plan for the benefit of its employees or increase the compensation or bonus payable to executive officers of the Company; or (viii) authorize any of, or commit or agree to take any of, the foregoing or take any other intentional action that would cause the Company's representations and warranties to be untrue in any material respect.

     Section 5.2 Approval of the Shareholders of the Company. As soon as practicable (but in any event no later than December 31, 1999), the Company, acting through its Board of Directors, shall in accordance with applicable law, take all steps necessary duly to call, give notice of, convene and hold a special meeting of its shareholders, including the preparation and distribution of a notice of meeting, proxy and proxy statement, for the purpose of adopting and approving this Agreement and the transactions contemplated hereby. The notice of such meeting shall contain the information required to be included therein pursuant to the MBCA. The Board of Directors of the Company has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the shareholders of the Company, and it shall, (i) recommend that the holders of Company Common Stock vote in favor of, and approve, this Agreement and the transactions contemplated hereby and the Merger, and (ii) use its reasonable best efforts to obtain such shareholder approval.

     Section 5.3 Approval of the Shareholders of the Parent. As soon as practicable (but in any event no later than December 31, 1999), the Parent, acting through its Board of Directors, shall in accordance with applicable law, take all steps necessary duly to call, give notice of, convene and hold a special meeting of its shareholders, including the preparation and distribution of a notice of meeting, proxy and proxy statement, for the purpose of adopting and approving this Agreement and the transactions contemplated hereby. The notice of such meeting shall contain the information required to be included therein pursuant to the CBCA and federal securities laws. The Board of Directors of the Parent has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the shareholders of the Parent, and it shall, (i) recommend that the holders of Parent common stock vote in favor of, and approve, this Agreement and the transactions contemplated hereby and the Merger, and (ii) use its reasonable best efforts to obtain such shareholder approval.

     Section 5.4 Filings; Third Party Consents. Each of the Company, the Parent and the Purchaser shall exercise reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby. Without limiting the generality of the foregoing, each of the Company, the Parent and the Purchaser shall exercise reasonable efforts to (a) obtain all necessary permits, authorizations, consents, licenses (pawn and otherwise), waivers, and approvals from third parties, parties to Contracts or governmental authorities including the delivery of any required notice thereto, (b) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (c) otherwise fulfill all conditions to this Agreement within its reasonable control.

     Section 5.5 Proxy Statement. As soon as is practicable after the date hereof, the Parent and the Company shall use reasonable efforts to draft a joint proxy statement and private placement memorandum that is appropriate for the
Merger and the other transactions described herein (the "Joint Proxy Statement"). The Parent shall file with the Securities and Exchange Commission (the "Commission") as soon as is reasonably practicable after the date hereof an appropriate version of the Joint Proxy Statement ("Parent's Proxy Statement") and use its best efforts to respond to any comments thereto and cause Parent's Proxy Statement to be mailed to holders of Parent Common Stock as promptly as practicable thereafter. In addition, as soon as practicable after the date hereof, the Company shall draft an appropriate version of the Joint Proxy Statement ("Company's Proxy Statement") and cause Company's Proxy Statement to be mailed to the holders of the Company's debt and equity security holders concurrently with or as soon as practicable following the mailing of the Parent's Proxy Statement. The information provided and to be provided by each of the Company and the Parent specifically for inclusion in or incorporation by reference in the Joint Proxy Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not misleading as of the date thereof and in light of the circumstances under which given or made.

     The Company covenants that none of the information supplied, or to be supplied, by the Company or its Subsidiaries specifically for inclusion or incorporation by reference in the Joint Proxy Statement or Parent's Proxy Statement, including, without limitation, information concerning the Company, its Subsidiaries or any of their respective affiliates, directors, officers, employees, agents, stockholders or representatives will, at the time of mailing of Parent's Proxy Statement or any amendment or supplement thereto to the Parent's stockholders, contain any untrue statement of material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the date of the Parent's stockholders' meeting, any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by the Company or its Subsidiaries for inclusion in the Joint Proxy Statement or Parent's Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy
Statement or Parent's Proxy Statement, such information shall be promptly delivered to the Parent, and the Parent and the Company shall prepare an amendment or supplement to the Joint Proxy Statement. The Parent shall then promptly prepare and file with the Commission an amendment or supplement to Parent's Proxy Statement and, as required by law, disseminate to the Parent's stockholders such amendment or supplement. All documents that either the Company or any of its Subsidiaries is responsible for filing with any governmental authority will comply in all material respects with the provisions of applicable law as to the information required to be contained therein, except that no covenant is made by the Company or any of its Subsidiaries with respect to statements made therein based on information supplied by the Parent or any of its Subsidiaries or any of their respective affiliates, directors, officers, employees, agents or representatives in writing for inclusion therein.

     The Parent covenants that none of the information supplied, or to be supplied, by the Parent or its Subsidiaries specifically for inclusion or incorporation by reference in the Joint Proxy Statement or the Company's Proxy Statement, including, without limitation, information concerning the securities being offered as part of the Merger Consideration or the Parent, its Subsidiaries or any of their respective affiliates, directors, officers, employees, agents, stockholders or representatives will, at the time of mailing of Company's Proxy Statement or any amendment or supplement thereto to the Company's equity and debt security holders, contain any untrue statement of material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the date of the Company's stockholders' meeting, any event with respect to the Parent or its Subsidiaries, including the Purchaser, or with respect to other information supplied by the Parent or its Subsidiaries for inclusion in the Joint Proxy Statement or Company's Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to the Joint Proxy Statement or Company's Proxy Statement, such information shall be promptly delivered to the Company for dissemination to the Company's equity and debt security holders. All documents that either the Parent or any of its Subsidiaries is responsible for filing with any governmental authority will comply in all material respects with the provisions of applicable law as to the information required to be contained therein, except that no covenant is made by the Parent or any of its Subsidiaries with respect to statements made therein based on information supplied by the Company or any of its Subsidiaries or any of their respective affiliates, directors, officers, employees, agents or representatives in writing for inclusion therein.

     Section 5.6 Access to Information.

          (a) The Company shall afford to the Parent and its respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") full access during normal business hours through the Closing Date to all Company and Subsidiary properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to the Parent (i) a copy of each report, schedule and other document filed or received by any of them which may have a material effect on its businesses, properties or personnel, and (ii) such other information concerning its businesses, operations, properties, assets, condition (financial or other) results of operations and personnel as the Parent shall reasonably request.

          (b) In the event that this Agreement is terminated in accordance with its terms, the Parent shall, and the Parent shall cause each Parent Representative to, promptly redeliver to the Company all non-public material in written or machine readable form provided pursuant to this Section 5.5 and shall not retain any copies, extracts or other reproductions in whole or in part of such material. In such event, all documents, memoranda, notes and other writings in written or machine readable form prepared by the Parent based on the information in such material shall be destroyed (and the Parent shall use its reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

          (c) The Company shall promptly advise the Parent in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a Material Adverse Effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company or any Subsidiary.

     Section 5.7 Confidentiality. The Parent and the Company will be furnishing to each other certain information which is either non-public, confidential or proprietary in nature. The Parent and the Company agree that all such information furnished or otherwise obtained, directly or indirectly, by such party and its officers, directors, employees, agents, Affiliates, or otherwise and all reports, analysis, compilations, data, studies or other documents prepared by such party, its officers, directors, employees, agents, Affiliates, or otherwise, containing or based, in whole or in part, on any such furnished information will be kept strictly confidential and will not, without the prior written consent of the other party, be disclosed to any other individual, corporation, partnership, joint venture, trust or association in any manner whatsoever, in whole or in part and will not be used for any purpose other than evaluating the transactions described herein; except that (i) if either party receives an opinion of counsel that it is legally obligated to release such information, such party may do so after notice to and consultation with the other party, (ii) either party may disclose such information as may be necessary in connection with seeking any required statutory approvals and (iii) either Party may disclose any information that is required by law or judicial or administrative order to disclose.

     Section 5.8 Public Announcements. The Company and the Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     Section 5.9 Exclusivity. Unless and until this Agreement shall have been terminated in accordance herewith, the Company shall not, directly or indirectly through any officer, director, employee, agent, Affiliate or otherwise, (i) enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to any acquisition, business combination with, recapitalization of, or merger or purchase of all or a significant portion of the assets of, or any material equity interest in, the Company or relating to any other similar transaction (a "Competing Transaction"), (ii) solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including any of its officers, directors, employees and agents) relating to any Competing Transaction, or (iii) participate in any discussions or negotiations regarding, furnish to any other person or entity any information with respect to, or otherwise assist, facilitate or cooperate in any way with any effort or attempt by any other person or entity to effect a Competing Transaction. The Company shall promptly notify the Parent if any substantive proposal regarding a Competing Transaction (or any inquiry or contract with any Person with respect thereto) is made, and shall advise the Parent of the contents thereof (and, if in written form, provide the Parent with copies thereof).

     Section 5.10 Options.

     Effective at the Effective Time, Parent hereby assumes the Company's obligations with respect to its stock options, as follows:

          Not later than the Effective Time, each option to purchase shares of Company Common Stock (each a "Company Stock Option") which is outstanding immediately prior to the Effective Time pursuant to any stock option plan or stock incentive plan of the Company in effect on the date hereof and which plan is identified on Schedule 3.3A (the "Company Stock Plans") shall become and represent an option to purchase an equal number of shares (up to a maximum of 242,350 shares) of Parent's Common Stock (a "Substitute Company Option"), at an exercise price per share of Parent Common Stock equal to the greater of the closing price of Parent's Common Stock on the day of Closing or $2.375 per share. After the Effective Time, each Substitute Company Option shall be exercisable upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time, and each Substitute Company Option shall be vested to the extent provided in the related Company Stock Plan or the option agreement with respect to the related Company Stock Option, as the case may be. Prior to the Effective Time, the Company shall amend its Company Stock Plans to provide for the foregoing. Parent represents and warrants that it has, or at the Effective Time will have, taken all action required to issue and reserve a sufficient number of shares of Parent Common Stock subject to such Company Plans to provide for the exercise of the Substitute Company Option (including without limitation such Substitute Company Options as constitute incentive stock options). If not already registered, Parent agrees to register with the Commission on Form S-8, and with any state securities commission as required, on or before thirty (30) days after the Effective Time, all Parent Common Stock subject to Substitute Company Options.

     Section 5.11 Warrants. Not later than the Effective Time, each warrant to purchase shares of Company Common Stock (each a "Company Stock Warrant") which is outstanding immediately prior to the Effective Time and which is identified on the Schedule 3.3A (excluding the 50,000 warrants issued to Miller & Schroeder, which shall not be subject to such exchange) shall, pursuant to an exchange agreement in form and substance reasonably satisfactory to the Parent and the holders of such warrants (the "Exchange Agreements"), be exchanged for a warrant to purchase an equal number of shares (up to a maximum of 49,090 shares) of Parent's Common Stock (a "Substitute Company Warrant"), at an exercise price per share of Parent Common Stock equal to the greater of the closing price of Parent's Common Stock on the day of Closing and $2.375 per share. After the Effective Time, each Substitute Company Warrant shall be exercisable on the same terms and conditions as were applicable to the related Company Stock Warrant immediately prior to the Effective Time. Parent represents and warrants that it has, or at the Effective Time will have, taken all action required to reserve a sufficient number of shares of Parent Common Stock to provide for the exercise of the Substitute Company Warrants.

     Section 5.12 Proxy and Lock-up. At or before the Closing Date, any Parent Common Stock to be issued to a holder of more than seven percent (7%) of Company Common Stock immediately prior to the Effective Time (a "Controlling Shareholder") shall be subject to a Proxy and Lock-up Agreement substantially in the form attached hereto as Exhibit D. Pursuant to the Proxy and Lock-up Agreement, the Parent's Board of Directors shall be entitled to vote such shares for all matters to be voted upon by the Parent's stockholders during the two year period following the Effective Date provided that all such stock shall be voted by the Parent's Board of Directors in favor of the two Director nominees appointed in accordance with Section 5.13 below. In addition, pursuant to the Proxy and Lock-up Agreement, all Parent Common Stock held by a Controlling Shareholder shall, immediately following the Closing Date, be subject to a lock-up such that no more than 25% of any such Controlling Shareholder's Parent Common Stock may be sold by him, under Rule 144 of the Securities Act or otherwise (in any three month period) for two years following the Effective Time.

     Section 5.13 Directors.  The Controlling  Shareholders have designated Jack
D. Hartsoe and Stan Baratz (collectively and together with any successor appointed by the Company Committee who is approved by the Parent's Board upon the death, disability or resignation of either Designee, the "Controlling Shareholders' Designees") as their designees to the Board of Directors of the Parent. Parent shall seek the ratification of the Controlling Shareholders' Designees as such Directors (in a class of Directors whose terms expire at the Parent's 2001 annual meeting) in the Parent's Proxy Statement; provided, however, that in the event that such designees are ratified to the Board of Directors of the Parent, such Board of Directors shall have at least two directors who are independent directors under any applicable rules of the NASDAQ Small Cap Market (the "Independent Directors"); and provided further that, if the number of Independent Directors shall be reduced below two for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall be entitled to designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Director then remains, the other directors shall designate two persons to fill such vacancies who shall be Independent Directors, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. In connection with the foregoing, the Parent shall increase the size of the Parent's Board of Directors to a minimum of six directors. In addition, so long as the Proxy and Lock-up Agreements are in effect, the Parent's board of directors shall use good faith efforts to maintain a maximum of seven directors on the Parent's board of directors. In the event that (i) the Parent's board of directors shall be increased to more than seven directors or (ii) a Controlling Shareholders' Designee agrees to stand for reelection to the Parent's board of directors at its annual meeting in 2001 and is not re-elected, the Proxy and Lock-up Agreement(s) shall terminate.

     Section 5.14 Counsel Opinion. On or before the first anniversary date of the Effective Time, the Parent shall cause its counsel to deliver an opinion to the Parent's stock transfer agent in substantially the form of Exhibit E attached hereto.

     Section 5.15 Notification of Certain Matters. The Company and the Parent shall promptly notify each other of:

          (a) any notice or other communication from any person alleging that the consent of such person is required or contemplated by this Agreement;

          (b) any notice or other communication from any governmental entity in connection with the transactions contemplated by this Agreement;

          (c) any action, suits, claims, investigations or proceedings commenced or, to the actual knowledge of the executive officers of the notifying party, threatened against, relating to or involving or otherwise affecting such party;

          (d) an administrative or other order or notification relating to any material violation or claimed violation of law;

          (e) the occurrence or non-occurrence of any event or occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and

          (f) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

provided, however, that the delivery of any notice pursuant to this Section 5.15 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.16 Certain Litigation. The Company agrees that it will not settle any litigation commenced after the date hereof against the Company or any of its directors by any stockholder of the Company relating to the Merger or this Agreement, without the prior written consent of the Parent. In addition, the Company will not voluntarily cooperate with any third party which may hereafter seek to restrain or prohibit or otherwise oppose the Merger and will cooperate with the Parent and the Purchaser to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

     Section 5.17 Rule 144. The Parent agrees that at all times it will file in a timely manner all reports required to be filed by it pursuant to the Exchange Act, and, upon the request of any holder of Parent Common Stock, will furnish such holder with such information as may be reasonably necessary to enable such holder to effect routine sales of Parent Common Stock pursuant to Rule 144 or any successor rule under the Securities Act, subject to restrictions expressly provided for in this Agreement.

     Section 5.18 Continuation of Indemnification. The Parent and the Purchaser hereby agree that all rights to indemnification now existing in favor of current and former employees, agents, directors, or officers of the Company, as provided in the Company's Articles of Incorporation or ByLaws, shall survive the Merger and shall continue in full force and effect, as an obligation of the Purchaser, as the Surviving Corporation of the Merger, and shall not be amended or revoked except to the extent provisions expanding the scope of such rights are added thereto or substituted therefor. The Parent hereby unconditionally guarantees the obligations of the Purchaser as the Surviving Corporation of the Merger, to indemnify as described in this Section 5.18. Purchaser and Parent agree to continue to pay the premiums on the Company's current director and officer insurance policy (the "Company D&O Policy") through April 1, 2001 up to a maximum of $15,000 premium per year or to otherwise provide director and officer insurance coverage covering the same persons with substantially similar coverage as that provided by the Company D&O Policy.

                                   Article VI
                              Conditions to Closing

     Section 6.1 Conditions to Each Party's Obligation. The respective obligations of each party to effect the transactions contemplated hereby are subject to the satisfaction or waiver prior to the Closing Date of the following conditions:

          (a) No Legal Prohibition. No statute, rule, regulation or order shall be enacted, promulgated, entered or enforced by any court or governmental authority which would prohibit consummation by such party of the transactions contemplated hereby.

          (b) No Injunction. Such party shall not be prohibited by any order, ruling, consent, decree, judgment or injunction of a court or regulatory agency of competent jurisdiction from consummating the transactions contemplated hereby.

          (c) Material Adverse Effects. There shall have been no changes in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the parties' businesses that would constitute a Material Adverse Effect. Each party shall have continued to conduct its business in the ordinary course, without any violation of law or any deviation from commonly accepted business practice in the pawn shop industry that would constitute a Material Adverse Effect.

          (d) Stockholder Approval. The Merger, this Agreement and the transactions contemplated hereby shall have been approved in a manner required by applicable law, and by the applicable regulations of any stock exchange or other regulatory body; provided, however, that the Controlling Shareholders agree by their signatures below, to vote all Company Common Stock owned by them in favor of this Agreement and the Merger.

     Section 6.2 Conditions to Obligation of the Parent and the Purchaser. The obligation of the Parent and the Purchaser to effect the transactions contemplated hereby shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following additional conditions, unless waived by the Parent and the Purchaser:

          (a) Representations and Covenants. Except as expressly contemplated by this Agreement, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

           (b) Approvals. All governmental and third party approvals, consents, licenses, permits or waivers required on or prior to the Closing Date which, if not obtained, would have a Material Adverse Effect or a material adverse effect on either the assets, operations, financial condition or prospect of the Parent or the Surviving Corporation (which include, without limitation, those set forth on Schedules 3, 4 and 3.8(b)) shall have been obtained in form and substance reasonably satisfactory to the Parent.

          (c) Proxy and Lock-Up Agreement. Proxy and Lock-Up Agreement shall have been executed by the Controlling Shareholders pursuant to the terms and conditions set forth in Section 5.12 hereof.

          (d) Dissenting Shareholders. Holders of not more than 5% of the outstanding Company Common Stock shall have perfected their appraisal rights under the MBCA.

          (e) Legal Opinion. The Parent shall have received an opinion from counsel to the Company, effective as of the Closing Date, in form and substance reasonably satisfactory to the Parent.

          (f) Employment Agreement. The Employment Agreements, substantially in the forms attached hereto as Exhibits F and G, between the Parent and each of Jack D. Hartsoe, as President and Chief Operating Officer, and Alan L. Cross, as Chief Financial Officer, respectively, shall have been executed by each of Jack
D. Hartsoe and Alan L. Cross, respectively.

          (g) Line of Credit. The lender on the Company's current line of credit, BNC Financial Corporation, shall have consented to continue such line of credit on substantially similar terms with the Surviving Corporation post-Merger.

          (h) The Company 15% Debt. Subject to Section 2.7(b), all of the Company 15% Debt shall be prepaid by the Company (prior to its conversion). In addition, all of the holders of conversion rights and additional rights (as described on Schedule 3.3A, Section III) associated with the Company's 15% Debt shall have waived such rights in a form reasonably satisfactory to the Parent.

          (i) Exchange Agreements. Each of the holders of the warrants set forth on Schedule 3.3A (excluding Miller & Schroeder) shall have executed an Exchange Agreement.

          (j) The Company shall have received (and sent copies to Parent) a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of the Employee Plan that is intended to be qualified under Section 401(a) of the Code as indicated on Schedule 3.16(f).

     Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the transactions contemplated hereby shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following additional conditions, unless waived by the Company:

          (a) Representations and Covenants. Except as expressly contemplated by this Agreement, the representations and warranties of the Parent and the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Parent and the Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent and the Purchaser on or prior to the Closing Date.

          (b) Employment Agreements. The Employment Agreements, substantially in the forms attached hereto as Exhibits F and G, between the Parent and each of Jack D. Hartsoe, as President and Chief Operating Officer, and Alan L. Cross, as Chief Financial Officer, respectively, shall have been executed by the Parent. In addition, the employment agreement of Charles C. Van Gundy, the Parent's President and Chief Executive Officer, shall be amended to provide for a term of at least the same duration of the employment agreements of Jack D. Hartsoe and Alan L. Cross.

          (c) Legal Opinion. The Company shall have received an opinion from counsel to the Parent and Purchaser, effective as of the Closing Date, in form and substance reasonably satisfactory to the Company.

          (d) Release of Guarantors. All guarantees of indebtedness of the Company heretofore executed by any holder of Company Common Stock or any Affiliate of any such holder shall be terminated or released or if such a termination or release is not obtained prior to Closing, the Parent and Purchaser shall indemnify such holder or Affiliate, as the case may be, for such guarantee in a form reasonably satisfactory to such holder or Affiliate. The Purchaser and Parent agree to use reasonable good faith efforts to obtain any such termination or release.

          (e) Parent Board of Directors. The Articles of Incorporation, Bylaws and other governing documents of the Parent shall (i) provide for the class of Directors contemplated by Section 5.13 hereof, and (ii) contain such other provisions, if any, necessary to enable the Parent to perform the covenants set forth in Section 5.13, such provisions in each case to be in form and substance reasonably satisfactory to the Company.

                                   Article VII
                                   Termination

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) By mutual written consent of the Parent and the Company.

          (b) By the Company:

               (i) if the Closing Date shall not have occurred on or before December 31, 1999, other than as a result of a material breach by the Company of its representations, warranties, covenants or other obligations hereunder; or

               (ii) if, prior to the Closing Date, the Parent or the Purchaser fails to perform in any material respect any of its obligations under this Agreement and such failure has not been cured within fifteen (15) days after receipt of written notice from the Company.

          (c) By the Parent or the Purchaser:

               (i) if the Closing Date shall not have occurred on or before December 31, 1999, other than as a result of a material breach by the Parent or the Purchaser of their representations, warranties, covenants or other obligations hereunder;

               (ii) if, prior to the Closing Date, the Company fails to perform in any material respect any of its obligations under this Agreement and such failure has not been cured within fifteen (15) days after written receipt of notice from the Parent or the Purchaser; or

               (iii) if the Parent's required stockholder approval shall not have been obtained pursuant to the terms hereof.

          (d) Effect of Termination. In the event of termination of this Agreement by the Parent or the Company as provided herein, all obligations of the parties under this Agreement shall terminate without liability of any party to any other party, except (i) that the obligations set forth in Sections 5.7, 5.8, 9.3 and 9.8 of this Agreement shall survive any such termination and (ii) for liability for any willful breach of this Agreement, including without limitation, fees and expenses of legal counsel, accountants and other experts as well as fees and expenses incident to the negotiation, preparation and execution of this Agreement and related documentation and shareholder meetings (it being understood, however, that the term "willful breach" shall be construed narrowly, and in any event shall not be deemed to include a breach occasioned by the failure of a party to perform a covenant or satisfy a condition where such party has endeavored in good faith to so perform the covenant or satisfy the condition).

                                  Article VIII
                                 Indemnification

     Section 8.1 Indemnification.

          (a) Indemnification by the Company.

               (i) Subject to the provisions of this Section 8.1(a) and Section 8.1(e) hereof, the Company shall indemnify and hold harmless the Parent and the Purchaser and their directors, officers, employees, Affiliates, and agents at all times from and after the Closing Date, against and in respect of Losses arising from or relating to: (A) any breach of any of the representations or warranties made by the Company in this Agreement, and (B) any breach of the covenants and agreements made by the Company in this Agreement.

               (ii) No claim for indemnification shall be asserted against the Company with respect to any single Loss in an amount less than $1,000, it being understood that the aggregate amount of all Losses arising from the same operative facts and circumstances shall be deemed a single Loss (a claim asserted against the Company for a single Loss in excess of $1,000 being herein referred to as an "Indemnifiable Claim"). No Loss shall be deemed to have been sustained to the extent of any proceeds received by the Parent, the Purchaser or any other party indemnified by the Company hereunder from any insurance policy with respect thereto.

               (iii) No amount shall be payable by the Company with respect to any Indemnifiable Claims unless and until the aggregate amount of such Indemnifiable Claims otherwise so payable by the Company in the absence of this clause (iii) exceeds $100,000, in which event 50% of the first $100,000 of such amount shall be payable by the Company and any amount in excess of $100,000 shall be payable solely by the Company, subject to the provisions of Section 8.1(e).

               (iv) The Company's aggregate liability for indemnification hereunder shall not exceed the greater of 10% of the aggregate value of the Merger Consideration or $500,000 (such greater amount being referred to herein as the "Company Liability Limit").

               (v) An Indemnifiable Claim based upon a purported misrepresentation or breach of warranty by the Company under Section
          3.15 (Tax Matters) must first be asserted within three years from the Closing Date. An Indemnifiable Claim based upon a purported misrepresentation or breach of warranty by the Company under Section
          3.14 (Environmental and Safety Matters) or Section 3.16 (Employee Benefit Plans) must first be asserted prior to the expiration of the statute of limitations applicable thereto, including any extension thereof, but in any event prior to the maturity of the Promissory Notes. All other Indemnifiable claims must first be asserted within one year from the Closing Date. Any Indemnifiable Claim that is not asserted within the period provided above therefor shall be forever barred.

          (b) Indemnification by the Parent and the Purchaser. The Parent and the Purchaser shall indemnify and hold harmless the Company and its directors, officers, employees, Affiliates, and agents at all times from and after the Closing Date against and in respect of Losses arising from or relating to: (i) any breach of any of the representations or warranties made by the Parent or the Purchaser in this Agreement; and (ii) any breach of the covenants and agreements made by the Parent or the Purchaser in this Agreement.

          (c) Procedure for Claims Between Parties. In the event that the Company, the Parent or the Purchaser as the Surviving Corporation desire to assert a claim for indemnification against the other hereunder, such party shall assert such claim in writing, stating the nature and basis of such claim. The party making such claim shall, on request, provide all information and documentation reasonably necessary to support and verify any losses which such person believes gives rise to a claim for indemnification and shall give the indemnifying party reasonable access to its books, records and personnel for the purpose of investigating and verifying any such claim.

          (d) Procedure for Claims By Third Parties. Any party asserting a right of indemnification provided for under this Agreement (the "Indemnified Party") in respect of, arising out of or involving a claim or demand made by any unrelated person, firm, governmental authority or corporation against the Indemnified Party (a "Third Party Claim") shall notify the indemnifying party (the "Indemnifying Party") in writing of the Third Party Claim within ten business days after such Indemnified Party becomes aware of such Third Party Claim. As part of such notice, the Indemnified Party shall furnish the Indemnifying Party with copies of any pleadings, correspondence or other documents relating thereto that are in the Indemnified Party's possession. The Indemnified Party's failure to notify the Indemnifying Party of any such matter within the time frame specified above shall not release the Indemnifying Party, in whole or in part, from its obligations hereunder except to the extent that the Indemnified Party's ability to defend against such claim is actually prejudiced thereby. The Indemnifying Party agrees (and, at such time as the Indemnifying Party acknowledges its liability hereunder with respect to such Third Party Claim, the Indemnifying Party shall have the sole and exclusive right) to defend against, settle or compromise such Third Party Claim through counsel selected by the Indemnifying Party and at the expense of such Indemnifying Party. The Indemnified Party shall have the right (but not the obligation) to participate in the defense of such claim through counsel selected by it and at its own expense. If the Indemnifying Party has not yet acknowledged its liability hereunder with respect to such Third Party Claim, then the Indemnifying Party and the Indemnified Party shall cooperate in defending against such Third Party Claim, and neither party shall have the right, without the other's consent, to settle or compromise any such Third Party Claim.

          (e) Set-off; Company Committee.

               (i) Payment by the Company of Indemnifiable Claims shall be made solely by setoff against payments due or to become due under the Promissory Notes (each such setoff for indemnification purposes being herein referred to as an "Indemnification Setoff"). No holder of a Promissory Note shall have any personal liability for any Losses. In the event the aggregate original principal amount of the Promissory Notes does not exceed the Company Liability Limit, the parties hereto shall use reasonable efforts to negotiate in good faith to provide additional collateral to secure the Company's indemnification obligation hereunder.

               (ii) Any such Indemnification Setoff, and any payment under or permitted prepayment of the Promissory Notes, shall be allocated to and applied against all Promissory Notes in accordance with their terms and in proportion to the respective outstanding principal amounts thereof. No Indemnification Setoff may be made against the Promissory Notes except in accordance with the provisions of Section 8.1(a) and pursuant to the written approval thereof by the Company Committee (as hereinafter defined) or a final, nonappealable order of a court of competent jurisdiction issued in connection with an action brought in accordance with Section 9.4 hereof.

                (iii) For purposes of this Agreement, a committee (the "Company Committee") initially comprised of Craig Avery, James Ostenson and Stan Baratz shall represent the interests of the Company and the holders of Converted Company shares or the Promissory Notes, as the case may be. In the event any member of the Company Committee shall die or become unqualified to serve thereon, the remaining qualified members of the Company Committee may, but shall not be obligated to, appoint a qualified successor. An individual (including without limitation each of the initial members of the Company Committee) shall be qualified to serve as a member of the Company Committee only if such person is a holder or the representative of a holder of Converted Company Shares or a Promissory Note, as the case may be.

               (iv) The Company Committee shall act by the vote of a majority of its members (a "Committee Majority"). Any notices or claims by the Company following the Closing shall be given by the Company Committee, and shall be executed by a Committee Majority. Any notice to or claim against the Company following the Closing shall be delivered to the Company Committee.

               (v) The Company Committee may act in reliance upon the advice of counsel in reference to any matter relating hereto and shall not be liable for any acts or omissions of any kind unless occasioned by its own gross negligence or willful misconduct. The legal expenses and other costs and expenses incurred by the Company Committee in connection with any claim for indemnification asserted against the Company ("Committee Indemnification Expenses") shall be initially borne jointly and severally by the Purchaser and the Parent, provided that: (i) upon resolution of such claim, the Parent and Purchaser shall be reimbursed for all Committee Indemnification Expenses paid by them by way of a set-off against any interest due and payable from time to time on the Promissory Notes until reimbursed in full (unless the Parent and/or the Purchaser do not prevail with respect to the claim, in which case, in accordance with Section 9.8, the Parent and Purchaser shall not be entitled to such reimbursement); (ii) payment of Committee Indemnification Expenses shall not be subject to or count as payment against the indemnification limit in Section 8.1(a)(iv).


                                   Article IX
                               General Provisions

     Section 9.1 Rules of Construction.

          (a) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (b) Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, then such provision shall be enforced to the extent that it is not illegal, invalid, unenforceable or void, and the remainder of this Agreement, as well as such provision as applied to other persons, places or circumstances, shall remain in full force and effect.

     Section 9.2 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be deemed to have duly given or delivered (i) when delivered personally, (ii) sent via a nationally recognized overnight courier to the recipient for next business day delivery, or (iii) sent via first class United States mail. Such notices, demands and other communications will be sent to the address indicated below:

          (a) If to the Company:

              1000 Shepard Parkway, Suite 405
              Minneapolis, MN 55426
              Attention: Jack D. Hartsoe
              Fax:  (612) 525-1073

              with copies to:

              Mackall, Crounse & Moore, PLC
              1400 AT&T Tower
              901 Marquette Avenue
              Minneapolis, MN 55402
              Attention: Robert F. Strauss, Esq.
              Fax: (612) 305-1414

          (b) If to the Purchaser or the Parent:

              7215 Lowell Boulevard
              Westminster, CO 80030
              Attention: Charles C. Van Gundy
              Fax: (303) 650-4832

              with copies to:

              Brownstein Hyatt & Farber, P.C.
              410 Seventeenth Street, 22nd Floor
              Denver, CO 80202-4437
              Attention: Brent T. Slosky, Esq.
              Fax: (303) 623-1956

or to such other address as any party may specify by written notice given to the other party. The date of giving any such notice shall be (i) the date of hand delivery, (ii) the second business day following deposit with the United States mail, or (iii) the business day after delivery to the overnight courier service.

     Section 9.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE SATE OF COLORADO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF COLORADO.

     Section 9.4 Entire Agreement. This Agreement (including attached exhibits and schedules) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes any prior agreement or understanding, whether written and oral, among the parties or between any of them with respect to the subject matter of this Agreement. There are no representations, warranties, covenants, promises or undertakings, other than those expressly set forth or referred to herein.

     Section 9.5 Amendment; Waiver. This Agreement may be amended, modified or waived only by a written agreement signed by the Parent, the Purchaser and the Company. With regard to any power, remedy or right provided in this Agreement or otherwise available to any party, (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party,
(ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence, and (iii) waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

     Section 9.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors. Neither the rights nor the obligations of any party to this Agreement may be transferred or assigned. Any purported assignment of this Agreement or any of the rights and obligations hereunder shall be null, void and of no effect.

     Section 9.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but when taken together shall constitute one instrument.

     Section 9.8 Expenses. Each party to this Agreement shall bear all of its own expenses in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses of its agents, representatives, counsel and accountants. In addition, the prevailing party in any action to enforce the terms hereof or in any indemnification claim hereunder shall be entitled to recover reasonable attorneys' fees and other costs incurred in said action or proceeding in addition to any other relief to which it may be entitled.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first written above.

                                         U.S. PAWN, INC., a Colorado corporation


                                         By: /s/ Charles C. Van Gundy
                                         ---------------------------------------
                                         Charles C. Van Gundy
                                         Chief Executive Officer

                                         U.S. PAWN CNP HOLDINGS, INC., a
                                         Colorado corporation and wholly-owned
                                         subsidiary of U.S. Pawn, Inc.


                                         By: /s/ Charles C. Van Gundy
                                         ---------------------------------------
                                         Charles C. Van Gundy, President

                                         CASH-N-PAWN INTERNATIONAL, LTD.,
                                         a Minnesota corporation

                                         By: /s/ Jack D. Hartsoe
                                         ---------------------------------------
                                         Jack D. Hartsoe
                                         Chief Executive Officer

The undersigned Controlling Stockholders acknowledge and agree to the provisions of Section 6.1(d) hereof.


/s/ Craig C. Avery
------------------
Craig C. Avery


/s/ James L. Ostenson
---------------------
James L. Ostenson


/s/ Jack D. Hartsoe
-------------------
Jack D. Hartsoe

                                   Schedules
                                       to
                          Agreement and Plan of Merger

                            [Intentionally Omitted]

                                    EXHIBIT A

                              INTENTIONALLY OMITTED

                                    EXHIBIT B

                           CERTIFICATE OF DESIGNATION
                                     of the
        PREFERENCES, RIGHTS, LIMITATIONS, QUALIFICATIONS AND RESTRICTIONS
                                     of the
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       of
                                 U.S. PAWN, INC.


     U.S. PAWN, INC. (the "Corporation"), a corporation organized and existing under the Colorado Business Corporation Act (the "CBCA"), does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by its Articles of Incorporation and pursuant to the provisions of the CBCA, the Board of Directors at a meeting duly called and constituted adopted the following resolution providing for the authorization of the Corporation's Series B Convertible Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors by the Corporation's Articles of Incorporation, the Board of Directors hereby establishes a series of Series B Convertible Preferred Stock of the Corporation and hereby determines the designation, preferences, rights, qualifications, limitations and privileges of the Series B Convertible Preferred Stock of the Corporation as follows:

     Section 1. Designation of Series B Convertible Preferred Stock.

     The series of Series B Convertible Preferred Stock authorized hereby, consisting of [ _____ shares] with a par value of $10.00 per share, shall be designated herein as the "Series B Preferred Stock."

     Section 2. Dividend Rights.

     The holder of each issued and outstanding share of Series B Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, dividends in cash at the rate of 7% per annum, and no more, on the par value of the shares payable quarterly on the first day of each calendar quarter, commencing ____________, ____, during which a share of Series B Preferred Stock shall be issued and outstanding. If any dividends payable on any shares of the Series B Preferred Stock shall not be paid for any reason, the right of the holder of such shares of Series B Preferred Stock to receive payment of such dividends shall not lapse or terminate, but all such accrued and unpaid dividends (the "Unpaid Dividends") shall accumulate and shall be paid without interest to such holder, when and as authorized by the Board of Directors of the Corporation. No dividends or other distributions shall be paid on any shares of the Corporation's capital stock (other than dividends or distributions payable in the same class or series of capital stock) or any payment to purchase, redeem or otherwise acquire or retire for value any capital stock of the Corporation, so long as any dividend arrearage exists with respect to the Series B Preferred Stock.

     Dividends paid on the Series B Preferred Stock in an amount less than the total amount of dividends at the time accrued and payable on such shares shall be allocated pro rata on a share- by-share basis among all such shares at the time outstanding. The amount of dividends payable on the Series B Preferred Stock for any period shorter or longer than a full calendar quarter shall be computed on the basis of a 365 or 366 day year, as applicable, and the actual number of days elapsed in the period for which payable.

     Section 3. Redemption.

     (a) Optional Redemption. On or after the second anniversary of the date of issuance, the Corporation may by resolution of the Board of Directors, at any time and from time to time, redeem for cash the outstanding Series B Preferred Stock, in whole or in part, at a price equal to $10.00 per share plus Unpaid Dividends thereon by giving notice of such redemption (the "Redemption Notice") to all holders of Series B Preferred Stock in accordance with the notice provisions of subsection 3(b) below. Upon receipt of the Redemption Notice, the par value of the shares of Series B Preferred Stock subject to the Redemption Notice plus all Unpaid Dividends on such shares shall be immediately convertible at the option of the holder thereof for a period of twenty days (the "Redemption Conversion Period") into shares of restricted Common Stock at the "Applicable Conversion Rate" (as defined in Section 4) per share in accordance with the exercise provisions set forth in subsection 4(b) below. Failure of any holder of Series B Preferred Stock to convert such shares during the Redemption Conversion Period shall be deemed a waiver of such holder's conversion rights under this subsection 3(a) and the Corporation may proceed to redeem such shares for cash. If less than all of the outstanding shares of the Series B Preferred Stock are to be redeemed, such shares to be redeemed shall be redeemed on a pro rata basis from the holders thereof (appropriately adjusted to avoid the redemption of fractional shares).

     (b) Notice. Notice of every redemption under this Section 3, effective upon mailing, shall be sent by registered mail not less than thirty days in advance of the designated Redemption Conversion Period for such redemption to the holders of record of the shares of the Series B Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. Dividends on the shares of Series B Preferred Stock called for redemption shall cease to accrue on the date fixed for such redemption ("Redemption Date"), and such shares shall thereafter represent only the right to receive the applicable redemption price upon surrender of such certificates at the Corporation's principal offices. Such notice shall state: (i) the number of shares of the holder's Series B Preferred Stock being called for redemption, if less than all; (ii) the Redemption Date; (iii) the current per share Unpaid Dividends, if any; (iv) the right of a holder to convert to Common Stock; (v) the current Applicable Conversion Rate; (vi) the dates of the applicable

Redemption Conversion Period; (vii) the procedures required to exercise the conversion right; and (viii) that the conversion right will be deemed waived if not exercised within the Redemption Conversion Period. Shares of the Series B Preferred Stock redeemed by the Corporation shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any authorized series of preferred stock.

     Section 4. Conversion Rights.

          (a) Optional Conversion. The par value of each share of Series B Preferred Stock plus Unpaid Dividends thereon which is not subject to a Redemption Notice pursuant to Section 3 above shall be convertible at the option of the holder thereof , at any time and from time to time, into shares of restricted Common Stock at the "Applicable Conversion Rate" in accordance with the exercise provisions set forth below. "Applicable Conversion Rate" shall mean
(i) on or before the fifth anniversary of the date of issuance, $4.00 per share of Common Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganization, consolidations and similar changes in the Common Stock hereafter effected), and (ii) thereafter, $2.00 per share of Common Stock (similarly subject to adjustment).

          (b) Exercise Provisions for Optional Conversion. In order to exercise the optional conversion privilege, a holder of Series B Preferred Stock shall surrender the certificate evidencing such Series B Preferred Stock to the
Corporation at its principal office, duly endorsed to the Corporation and accompanied by written notice to the Corporation that the holder elects to convert a specified portion or all of such shares and the amount of accrued and unpaid dividends thereon, if any. Series B Preferred Stock converted at the option of the holder shall be deemed to have been converted on the Redemption Date, if converted pursuant to Section 3, or on the day of surrender of the certificate representing such shares for conversion (any such date, the "Conversion Date") in accordance with the foregoing provisions, and at such time the rights of the holder of such Series B Preferred Stock, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of that number of shares of Common Stock issuable upon conversion. As promptly as practicable on or after the Conversion Date, the Corporation shall issue and mail or deliver to such holder a certificate or certificates for the number of validly issued and fully paid shares of Common Stock issuable upon conversion, computed by rounding up to the nearest whole share, and a certificate or certificates for the balance of Series B Preferred Stock surrendered, if any, not converted into Common Stock. Each share of Common Stock issued upon conversion shall bear a customary restrictive legend regarding the non-registration of such Common Stock ; provided, however, that the Corporation, through its counsel, shall record an opinion with the transfer agent stating that such shares are resaleable if sold in accordance with Rule 144 (or any successor rule) under the Securities Act of 1933, as amended (the "Securities Act").

          (c) Mandatory Conversion. In the event the closing price of the Common Stock, as reported on the Nasdaq Stock Market or any applicable stock exchange, is equal to or exceeds $4.50 per share for a period of ninety consecutive days, the Corporation may, by resolution of the Board of Directors, demand conversion of the outstanding Series B Preferred Stock, in whole or in part, plus Unpaid Dividends thereon, into Common Stock at a price equal to the then Applicable Conversion Rate by giving notice of such conversion to all holders of Series B Preferred Stock in accordance with the notice provisions of subsection 4(d) below. In the event of a mandatory conversion in accordance with this subsection 4(c), the Corporation shall either register the converted shares of Common Stock or, through the Corporation's counsel, record an opinion with the transfer agent stating that such shares are resalable if sold in accordance with Rule 144 (or any successor rule) under the Securities Act. If less than all of the outstanding shares of the Series B Redeemable Preferred Stock are to be converted, such shares to be converted shall be converted on a pro rata basis from the holders thereof (appropriately adjusted to avoid the conversion of fractional shares).

          (d) Notice. Notice of mandatory conversion under Section 4(c), effective upon mailing, shall be sent by registered mail not less than thirty days in advance of the date designated for such conversion ("Mandatory Conversion Date") to the holders of record of the shares of the Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation. Dividends on the shares of Series B Preferred Stock called for conversion shall cease to accrue on the Mandatory Conversion Date, and such shares shall thereafter represent only the right to receive the applicable number of shares of Common Stock. Such notice shall state: (i) the number of shares of the holder's Series B Preferred Stock being called for conversion, if less than all; (ii) the Mandatory Conversion Date; (iii) the Applicable Conversion Rate; (iv) the required procedures for conversion; and (v) the current per share Unpaid Dividends, if any. Shares of the Series B Preferred Stock converted by the Corporation shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any authorized series of preferred stock.

          (e) Effect of  Conversion.  After a  conversion  contemplated  by this
Section 4, accrual of all dividends on the Series B Preferred Stock shall cease and payment of any previously accrued and unpaid dividends shall be made only on such date as declared by the Board of Directors.

     Section 5. Voting Rights.

     Except as may be required by law, holders of Series B Preferred Stock shall not be entitled to vote with holders of Common Stock for the election of directors and other matters submitted to a vote of holders of Common Stock.

     Section 6. Liquidation Rights.

     In the event of the liquidation, dissolution or winding up of the Corporation, holders of the Series B Preferred Stock shall be entitled to receive, after due payment or provision for payment of the debts and other liabilities of the Corporation and before any distribution to holders of Common

Stock, or other series of capital stock, now or hereafter outstanding, an amount in cash per share equal to $10.00 plus Unpaid Dividends thereon. Neither the consolidation nor merger of the Corporation into or with another corporation or corporations, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section. In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series B Preferred Stock and funds available for payment of dividends and any other amounts due shall be insufficient to permit payment in full to holders of all such stock of the full amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed pro rata among all such holders of Series B Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled.

     Section 7. Preemptive Rights.

     Other than the conversion right provided for herein, holders of Series B Preferred Stock shall not be entitled, as a matter of right, to subscribe for, purchase or receive any part of any stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

     Section 8. Amendment.

     This Certificate of Designation shall not be amended or supplemented without the consent of a majority of the shares of Series B Preferred Stock outstanding.

     Section 9. Delivery of Information.

     So long as the shares of Series B Preferred Stock are outstanding, the Corporation shall send or deliver to each holder, at the same time, all information which is sent or delivered to the holders of the Corporation's Common Stock; provided, however, that any holder who is also a holder of Common Stock is not required to receive duplicate information.

     Section 10. Miscellaneous.

     The Series B Preferred Stock, when issued, will be legally issued, fully paid and nonassessable.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed by Charles C. Van Gundy, its President, this ___ day of ________, 1999.



                                                  Charles C. Van Gundy

                                    EXHIBIT C

                             FORM OF PROMISSORY NOTE
                             -----------------------

          THIS NOTE WAS ORIGINALLY ISSUED ON ______________ , 199__ AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH LAWS.


______________, 199__                                              $____________

     U.S. Pawn CNP Holdings, Inc., a Colorado corporation (the "Payor", which term shall include any successor entity), hereby promises to pay to _____________, (the "Payee", which term shall include any subsequent holder of this Note), the principal amount of ______________________ Dollars ($____________), together with interest thereon in accordance with the provisions of this Note. This Note is one of the Promissory Notes referred to in the Agreement and Plan of Merger dated April ___, 1999 among Payor's parent corporation, U.S. Pawn, Inc., a Colorado corporation, and guarantor of this Note ("Guarantor," which term shall include any successor entity), Payor and Cash-N-Pawn International, Ltd., a Minnesota corporation ("CNP"), and the other persons signatory thereto (the "Agreement"). Upon consummation of the transactions contemplated by the Agreement, CNP will be merged with and into Payor.

     This Note is given by the Payor in partial consideration of the merger contemplated by the Agreement.

     Section 1. Payment of Principal. To the extent not theretofore paid pursuant to Section 3 hereof, the entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, shall be payable in full in cash on [_________], 2004 (the "Maturity Date").

     Section 2. Payment of Interest.

          (a) Interest Rate. Interest shall accrue on the unpaid principal amount of this Note from the date hereof at the rate of [_________________] percent ([___]%) per annum (computed on the basis of actual days elapsed in a year of 365 or 366 days, as applicable).

          (b) Payment of Interest. The Payor shall pay accrued interest quarterly in arrears on March 31, June 30, September 30 and December 31 of each calendar year, commencing [____________, 1999]. Any accrued interest which for any reason has not theretofore been paid shall be paid in full in cash on the Maturity Date.

     Section 3. Optional Prepayment of Note. The Payor may, at any time and from time to time without premium or penalty, prepay all or any portion of the unpaid principal amount of this Note together with accrued and unpaid interest thereon; provided, however, that any prepayment on any of the Promissory Notes referred to in the Agreement shall be made pro rata among all holders of all such Promissory Notes, based upon amounts then due or owing.

     Section 4. Waiver of Presentment, Protest, Demand and Dishonor. The Payor hereby waives presentment for payment, protest, demand, notice of protest, demand, dishonor and notice of nonpayment with respect to this Note.

     Section 5. Payments. All payments on this Note shall be made in lawful money of the United States of America by check drawn to the order of Payee at the address shown on the books of the Payor or at such other address as Payee may specify in writing to Payor from time to time.

     Section 6. Events of Default. Each of the following events or conditions shall constitute a default (a "Default") under this Note:

          (a) the failure to make any payment of principal, interest or other amount due under this Note within 5 business days of when such payment is due; or

          (b) the bankruptcy, insolvency or liquidation of the Payor or the Guarantor; or

          (c) the failure of the Payor or the Guarantor to perform or observe any material term of this Note or any guaranty thereof, as the case may be, and such failure continues for a period of sixty (60) days after written notice thereof to Payor.

In the event that a Default shall exist and be continuing, the Payee may, by written notice to the Payor, declare this Note and all accrued interest hereon to be forthwith due and payable (except that no such notice shall be required in the case of a Default described in clause (b) above), whereupon the Payee may exercise all remedies available to it under the provisions of this Note and applicable law.

     Section 7. Unsecured; Priority. This Note is not secured by any collateral. The Payor, for itself, its successors and assigns, covenants and agrees, and the Payee by acceptance hereof, likewise covenants and agrees, that the payments on this Note are hereby expressly (i) subordinated in right of payment to the prior payment of the Payor's outstanding indebtedness for borrowed money now existing;
(ii) subordinated in right of payment to the prior payment of the Payor's outstanding indebtedness for money borrowed from a bank or financial institution whether now existing or hereafter created; (iii) subordinate in right of payment to the prior payment of the Payor's outstanding indebtedness for money borrowed from U. S. Pawn, Inc., whether now existing or hereafter created (indebtedness under (i), (ii) and (iii) being referred to collectively as "Senior Indebtedness"); and (iv) senior in right of payment to any indebtedness of the

Payor for borrowed money hereafter created other than that described in (ii) and
(iii) above. The subordination referred to in clauses (i), (ii) and (iii) is for the benefit of the holders of Senior Indebtedness. All persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, shall be entitled to rely hereon, and such provisions are made for the benefit of the holders of Senior Indebtedness, and they or any of them may proceed to enforce such provisions directly against the Payor. Payee, by acceptance of this Note, agrees to take such action and execute such documents as may be reasonably necessary or appropriate to effectuate the subordination as provided in this Section 7; provided, however, that failure to take any such action shall not act as a bar to payment under the terms of this Note.

     Section 8. Application of Payments; Right of Offset. Payments will be first applied to interest and other charges due at the time such payments are received and then to principal. The Payor shall have the right to offset against any payments due under this Note pro-rata amongst all holders of the Notes issued pursuant to the Agreement any amounts owed to the Payor pursuant to claims for indemnification and costs and expenses associated therewith pursuant to Article VIII of the Agreement.

     SECTION 9. GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO.

     Section 10. Cancellation. After all unpaid principal and interest owed on this Note has been paid in full, this Note shall be surrendered to the Payor for cancellation and shall not be reissued.

     Section 11. Miscellaneous. The rights and remedies of the Payee under this Note and applicable law shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Payee of any or all such other rights or remedies. In the event any provision of this Note is held to be invalid, illegal or unenforceable for any reason, then such provision only shall be deemed null and void and shall not affect any other provisions of this Note, which shall remain effective. No modification or waiver of any provision of this Note shall be effective unless it is in writing and signed by the Payee, and any such waiver shall be effective only in specific instance and for the specific purpose for which it is given. The failure of the Payee to exercise its option to accelerate this Note as provided above, or to exercise any other option, right or remedy, in any one or more instances, or this acceptance by the Payee of partial payments or partial performance, shall not constitute a waiver of any Default, or the right to exercise any option, right or remedy at any time. The nouns, pronouns, and verbs used in this Note shall be construed as being of such number and gender as the context may require. In the event that legal action is brought for the enforcement of this Note, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in said action or proceeding, in addition to any other relief to which it may be entitled.

     Section 12. Delivery of Information. So long as this Note is outstanding, the Payor or the Guarantor shall send or deliver to Payee, at the same time, all information which is sent or delivered to the holders of the Guarantor's Common Stock; provided, however, that if the Payee is also a holder of such Common Stock, the Payee is not required to receive duplicate information.

     Section 13. Loss, Theft, Destruction or Mutilation of Note. Upon receipt by the Payor of evidence reasonably satisfactory to the Payor of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Payor, and upon reimbursement to the Payor of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Payor will make and deliver a new Note of like tenor, in lieu of this Note (accompanied by a notation of the guaranty duly endorsed by the Guarantor). Any Note made and delivered in accordance with this provision shall be dated as of the date to which interest has been paid on this Note, or if no interest has therefore been paid on this Note, then dated the date hereof.

     Section 14. Restrictions on Transfer. Transfer of this Note is restricted. The Payor shall be entitled to treat the person or entity listed as the registered owner on its Note register as the owner of the Note for all purposes.

     Section 15. Successors. All agreements of the Payor and the Guarantor in this Note and the guaranty shall bind their respective successors and assigns.

     IN WITNESS WHEREOF, the Payor has executed and delivered this Note on the date first written above.

                                           U.S. PAWN CNP HOLDINGS, INC.




                                           By:
                                              Name:
                                              Title:


                                    GUARANTY
                                    --------

          For value received, U.S. Pawn, Inc., a Colorado corporation ("Guarantor," which term shall include any successor entity) unconditionally guarantees, to the holder of the Note, irrespective of the validity and enforceability of the Note or the obligations of the Payor thereunder, (i) the due and punctual payment of the principal of and interest on the Note upon which this Guaranty is endorsed, whether at maturity or on an interest payment date, by acceleration, upon a call for redemption, or otherwise, and (ii) the due and punctual payment of all other obligations of the Payor to the Payee in accordance with the terms of the Note. The Payor is wholly-owned by the Guarantor, and the Guarantor will receive substantial benefits under the Agreement, including from the issuance of the Notes.

     The Guarantor hereby waives (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults of the Payor in the payment of any sums guaranteed hereunder, or in the performance of any such covenants and agreements, and (b) any presentment, demand, protest or notice of any kind. The Guarantor hereby agrees that the Note may be modified, amended or supplemented in any manner (including the renewal or extension of the Note), without the consent of the Guarantor, and agrees that no such amendment, modification, supplement, renewal or extension shall discharge, affect, reduce or impair the liability of the Guarantor under this Guaranty. The Guarantor agrees that the liability of the Guarantor hereunder shall not be discharged, affected, reduced or impaired by reason of the release of, failure to realize upon or resort to, any security given for the Note, or by reason of the failure to pursue or enforce any other right or remedy under the Note, or by reason of the failure of the holder of the Note to pursue, enforce or resort to any rights against the Guarantor hereunder, and the Guarantor waives all right to require the holder of the Note to pursue, enforce or resort to any and all such rights or remedies. The Guarantor agrees that the holder of the Note may proceed against the Guarantor under this Guaranty without first attempting to recover from the Payor under the Note, or exhausting any other security for the Note.

     Payments pursuant to this Guaranty are hereby expressly subordinated to the prior payment in full of the Guarantor's outstanding indebtedness for borrowed money, whether now existing or hereafter created (the "Senior Indebtedness"), and that such subordination is for the benefit of the holders of Senior Indebtedness. All persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, shall be entitled to rely hereon, and such provisions are made for the benefit of the holders of Senior
Indebtedness, and they or any of them may proceed to enforce such provisions directly against the Guarantor. Payee, by acceptance of this Note and Guaranty, agrees to take such action and execute such documents as may be reasonably necessary or appropriate to effectuate such subordination as provided in this Guaranty; provided, however, that failure to take any such action shall not act as a bar to payment under the terms of this Guaranty.

     In the event that legal action is brought for the enforcement of this Guaranty, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Guaranty, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in said action or proceeding, in addition to any other relief to which it may be entitled.

     This Guaranty shall continue in full force and effect under its original terms and shall not be affected by the dissolution, termination, winding up or other discontinuation of the Payor, the sale of the Payor or other disposition of all or substantially all of the assets of the Payor, the sale by the Guarantor, directly or indirectly, of all or any portion of the capital stock of the Payor, the marshaling of such assets and liabilities of the Payor, or the receivership, bankruptcy, insolvency, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting, the Payor or any of its assets.

     No waiver, amendment, release or modification of this Guaranty shall be effective unless in writing duly executed by the holder of the Note on the date of such waiver, amendment, release or modification.

     The Guarantor agrees that any and all rights of subrogation and all similar rights which it may have against the Payor or any security for the Note shall be subordinate to any and all rights which the holder of the Note may have against the Payor or any such security pursuant to this Guaranty, the Note, or otherwise, and the Guarantor agrees that it will not enforce any such right of subrogation or similar rights until the Note and all its obligations hereunder have been paid in full. Until the Note and obligations have been paid in full, the Guarantor shall pay all amounts received by it pursuant to its rights of subrogation or similar rights, immediately upon receipt thereof, to the holder of the Note in satisfaction of its obligations hereunder whether matured or unmatured.

     The Guarantor agrees that upon written notice of the institution by the holder of the Note of any action or proceeding, legal or otherwise, for the adjudication of any controversy with the Payor, the Guarantor will be conclusively bound by the adjudication in any such action or proceeding and by a judgment, award or decree entered in therein, Subject to the rights of the Guarantor pursuant to Article VIII of the Agreement, the Guarantor waives the right to assert in any action or proceedings brought by the holder of the Note upon this Guaranty or the Note any offsets or counterclaims which the Guarantor or the Payor may have with respect thereto.

     The Guarantor agrees to endorse on any Note issued in exchange or replacement for this note a guaranty in this form.

     This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the holder of the Note and such holder's successors and assigns.

     The provisions of this Guaranty are severable. In the event any portion, provision, section or clause hereof is held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining portions, provisions, sections or clauses hereof. This Guaranty shall be governed by the laws of the State of Colorado.

     The obligation of the Guarantor pursuant to this Guaranty shall terminate upon payment in full of the Note and all obligations thereunder. Notwithstanding the foregoing, this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of the obligations under the Note is rescinded or must otherwise be returned by the holder of the Note upon the insolvency, bankruptcy or reorganization of the Payor, all as though such payment had not been made.

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

                                             U.S. PAWN, INC.


                                             By:
                                                Name:
                                                Title:

                                    EXHIBIT D


                           PROXY AND LOCK-UP AGREEMENT
                           ---------------------------




U.S. Pawn, Inc.
7215 Lowell Boulevard
Westminster, CO 80030
ATTN:  Charles C. Van Gundy

     Re: Common Stock and other securities of U.S. Pawn, Inc. (the "Company") acquired in merger of Cash-N-Pawn International, Ltd. with and into U.S. Pawn CNP Holdings, Inc.

Ladies and Gentlemen:

     The undersigned is the owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock (collectively, such Common Stock and such other securities owned by the undersigned, the "Securities") which were acquired in connection with the merger of Cash-N-Pawn International, Ltd. with and into U.S. Pawn CNP Holdings, Inc., a wholly owned subsidiary of the Company (the "Merger"). A condition to, and partial consideration of, the Merger, was that the undersigned would agree to not sell, pledge or otherwise encumber the Securities and grant the Company a proxy to vote such Securities for a limited period. The undersigned recognizes that the Merger will be of benefit to the undersigned. The undersigned acknowledges that the Company and U.S. Pawn CNP Holdings, Inc. are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Merger.

                                     LOCK-UP
                                     -------

     In consideration of the foregoing, subject to the next paragraph, the undersigned hereby agrees that he will not, without the prior written consent of the Company (which consent may be withheld in its sole discretion), directly or indirectly, offer, sell, pledge or otherwise encumber, or grant any option to purchase or otherwise dispose of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing (any of the foregoing transactions being hereinafter referred to as a "sale"), for a period commencing on ________, 1999 (the "Closing Date") and continuing until the earlier of (i) the date 2 years after the Closing Date, (ii) the date upon which the Company has more than seven directors on its board or (iii) if a Controlling Shareholders' Designee (as defined in the agreement governing the Merger) agrees to stand for election to the Company's board of directors at the Company's 2001 annual meeting and is not elected, the date of the Company's 2001 annual meeting (the "Period"). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

     Notwithstanding anything herein to the contrary, the undersigned may A) transfer shares of Common Stock: (i) by operation by law; or (ii) by will or laws governing descent and distribution, and B) sell in any 3 month period a number of shares of Common Stock which does not exceed 25% of the number of shares owned of record or beneficially by the undersigned.

     Notwithstanding anything herein to the contrary, no transfer permitted by clause A) above shall be consummated or effective unless and until each proposed transferee executes and delivers to the Company a copy of this letter agreement.

                                      PROXY
                                      -----

     In connection with the Merger, the undersigned hereby makes, constitutes and appoints the board of directors of the Company, or its designee, as the undersigned's true and lawful attorney in fact and proxy for the undersigned and in the undersigned's name, place and stead, to vote all Common Stock owned by the undersigned, and such additional shares of capital stock of the Company to which the undersigned holds a proxy granted by a third party. The undersigned hereby further grants and gives to such attorney in fact full power and authority to do and perform every act necessary, requisite or proper to be done to effectuate such voting of the Common Stock and other shares of capital stock as the undersigned might do were the undersigned personally present, with full power of substitution and revocation.

     This proxy is irrevocable during the Period and is coupled with an interest. This proxy shall automatically expire at 12:00 p.m., Denver, Colorado time, on the last day of the Period.

     The undersigned agrees that damages would be an inadequate remedy for breach of this letter agreement and that the parties hereto may be enforced by the remedies of specific performance and injunctive relief.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and permissible assigns of the undersigned.

Dated:   _____________, 1999

                                        [Name]
STATE OF MINNESOTA             )
                               )  ss:
COUNTY OF _______________      )

     Subscribed and sworn to before me this ___ day of ______________, 1999 by .

     Witness my hand and official seal.

     My commission expires: ___________________


                                            ____________________________________
                                            Notary Public

                                    EXHIBIT E

                                 COUNSEL OPINION
                                 ---------------



                                ___________, 2000

Corporate Stock Transfer
[Address]


Ladies and Gentlemen:

          We are issuing this opinion in connection with the sale (the "Subject Sale") pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), by the shareholders listed on Schedule A attached hereto (each a "Stockholder") of the number of shares set forth opposite each Stockholder's name on Schedule A (each such shares, the "Shares") of the Common Stock, no par value (the "Common Stock"), of U.S. Pawn, Inc., a Colorado corporation (the "Company"), issued to the Stockholder in connection with the Merger among the Company, [Newco] and Cash-N-Pawn International, Ltd. on ________, 1999. The certificates representing the Shares currently bear a legend referring to the transfer restrictions under the Securities Act.

          For the purpose of this opinion (1) below, we have assumed with your permission that (a) the Company has filed all reports required to be filed under
Section 13 of the Securities Exchange Act of 1934, as amended, during the 12 month period immediately preceding the date of the Subject Sale, (b) the Stockholder has been the beneficial owner of the Shares since ______________, 1999, (c) each Stockholder's Shares represent less than the greater of (i) 1.0% of the currently outstanding Common Stock, or (ii) the average weekly reported volume of trading in the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the notice required by Rule 144(h) under the Securities Act, (d) no other sales of shares of Common Stock are required to be aggregated with the Subject Sale pursuant to Rule 144(e)(3), (e) the Shares are sold in "brokers' transactions" (within the meaning of Section 4(4) of the Securities Act) and the Stockholder has not solicited or arranged for the solicitation of, and will not solicit or arrange for solicitation of, orders to buy the Common Stock in anticipation of or in connection with the Subject Sale, and (f) the Stockholder has not made, and will not make, any payment in connection with the Subject Sale to any person other than the broker who executes the Subject Sale.

          If the factual circumstances and assumptions set forth in this letter prove to be incorrect or if such factual circumstances later change, our opinion as set forth in this letter could differ. We have not made, and will not make, any effort to independently verify any of such circumstances or assumptions.

     (1) Subject to the above assumptions and subject to the limitations expressed herein, it is our opinion that each certificate representing the Shares which are sold in connection with the Subject Sale may be issued to the purchaser thereof without any restrictive legend relating to the Securities Act.

     (2) Assuming (a) at least two years have elapsed since the later of the date the Stockholder acquired the Shares from the Company or from an affiliate of the Company (calculated in accordance with subparagraph (d) of Rule 144) and
(b) the Stockholder is not, at the time of the Subject Sale, and has not been during the three month period preceding the Subject Sale, an affiliate of the Company; then the Shares which are sold in connection with the Subject Sale may be issued to the purchaser thereof without any restrictive legend relating to the Securities Act and any residue certificate covering shares not sold also may be issued to the Stockholder without a restrictive legend relating to the Securities Act thereon.

          This letter has been furnished to you to assist the transfer agent for the Company's Common Stock and the Stockholder in transferring the Shares and may not be relied on by or copied to any other person or by you for any other purpose without our prior written consent.

          Our opinions herein is limited to matters arising under the Securities Act, and we express no opinion as to the application or effect of any other United States federal laws or the laws of any other jurisdiction.

                                              Very truly yours,

                                    EXHIBIT F

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT, made and entered into effective the ____ day of ________, 1999, ("Agreement"), by and between U.S. Pawn, Inc., a corporation organized and existing under the laws of the State of Colorado ("Company") and Jack D. Hartsoe, an individual residing in the State of Minnesota (hereinafter referred to as "Employee").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Employee desires to serve the Company as President and Chief Operating Officer on the terms as hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the above premises, the mutual covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. ENGAGEMENT. Throughout the term of this Agreement, Company shall employ Employee as President and Chief Operating Officer of the Company with the title of Chief Operating Officer, and Employee hereby accepts employment by the Company in such capacity and on the terms and conditions hereinafter set forth.

     2. DUTIES OF EMPLOYEE. Employee's duties during the term of this Agreement shall include, but not be limited to the following:

          a. To carry out such duties and perform such functions as are included within the job description for President and Chief Operating Officer as set forth on Exhibit A attached hereto and incorporated herein by reference and to follow such directions as may reasonably be given to Employee from time to time by the Chief Executive Officer or the Board of Directors of the Company. Such duties shall include the management and oversight of the operations of subsidiaries for which the Company is to provide management services. For purposes of this Agreement, the term "Company" shall include such subsidiaries.

          b.   To safeguard  the  reputation,  name and goodwill of the Company;
               and

          c. Subject to the vacation rights set forth in paragraph 5(c) hereof, to devote his full energy, skill, attention and time to the management, supervision and operation of the Company for as many working hours as may be reasonably necessary.

     3. DUTIES OF THE COMPANY. The duties of the Company during the term hereof shall be as follows:

          a. To timely pay Employee the compensation hereafter set forth for the services to be performed by Employee;

          b. To periodically reimburse all business expenses incurred by the Employee in the performance of such services and approved by the Chief Executive Officer or the Board of Directors of the Company; and

          c To provide reasonable office facilities, equipment and support staff for the performance of Employee's duties set forth herein.

     4. RELATIONSHIP OF THE PARTIES. Employee shall be considered at all times and when acting in the ordinary course of his employment and performing the duties herein set forth to be an employee of the Company. Employee shall have the authority to take such actions and to enter into such contracts, agreements or commitments for or on behalf of the Company as may be approved by the Company's Chief Executive Officer or the Board of Directors.

     5. COMPENSATION. Employee shall be entitled to receive as full compensation during the term hereof:

          a. Base Annual Salary: A base annual salary ("Base") of One Hundred Twenty-Four Thousand Five Hundred Dollars ($124,500.00) per annum beginning on _____________, 1999. Said Base Salary shall be reviewed annually on January 1, beginning January 1, 2001, and such Base Salary may be increased at the sole discretion of the Board of Directors of the Company, taking into consideration the number of stores in operation, the capital financing of the
               Company, the financial performance of the Company and the performance of the Employee. In the event this Agreement terminates on a date other than an anniversary date hereof, the Base Salary shall be prorated. Said Base Salary shall be paid to Employee bi-weekly each Friday or on such other regular system as the Company may establish from time to time. There shall be withheld from the said Base Salary such amounts necessary for taxes or other amounts authorized by law or authorized in writing by Employee.

          b. Car Allowance. Employee shall receive a monthly car allowance during the term of this Agreement in the amount of $1,000.00 per month. Said car allowance shall be payable on the first pay check of each month. In the event this Agreement terminates on a date other than the last day of the month, the car allowance shall be prorated.

          c. Personal Benefits. Employee, in addition to the foregoing, shall be entitled to receive all employee benefits made available to management pursuant to the Company's employee policies in effect from time to time during the term of this Agreement, which benefits shall include, but not be limited to, family health and medical hospital insurance coverage which is the same or substantially similar to the coverage provided to other similar executive employees and annual paid vacation of three weeks per year.

          d. Stock Purchase Option. Employee may be entitled to earn options to purchase stock of the Company (the "Options") under the following terms and conditions:

                    (i) The Compensation Committee of the Board of Directors shall grant to the Employee Options to purchase 67,000 shares of the common stock ("Shares") of the Company pursuant to the terms and conditions of the Company's incentive stock option plans. Subject to Section 6.b.ii below, such Options shall vest on December 31, 2001.

                    (ii) In  addition  to  the  Options  set  forth  in  Section
                         5.c.(i), above, the Employee may be granted additional Shares of the Company under the Plan as so determined by the Compensation Committee, in its sole discretion, annually on December 31, beginning December 31, 1999, taking into consideration the number of stores in operation, the capital financing of the Company, the financial performance of the Company and the performance of the Employee.

                    (iii)The Options  granted  hereunder shall be exercisable at the fair market value of such Shares on the date of grant, or such other price as may be necessary to qualify such Options for tax treatment under Internal Revenue Code Section 421. The number of Options and Shares granted to the Employee hereunder for purchase shall be adjusted for stock splits and recapitalizations of the Company.

               e. Cash Bonus. [Employee shall be eligible to earn an annual cash bonus based on, among other things, the number of stores in operation, the capital financing of the Company, and financial performance of the Company, and the individual performance of Employee. The exact criteria to be used in determining the amount of and benchmarks for such cash bonus shall be determined in good faith by the parties hereto during the 30 days following the execution of the Merger Agreement.]

               f. Relocation Allowance. In the event the Company requires Employee to relocate, the Company shall give Employee a reasonable allowance for the costs associated with such relocation, the exact amount to be determined in good faith by the parties hereto.

     6. TERM TERMINATION.

          a. Term. The term of this Agreement shall commence and continue from ________________, 1999, until December 31, 2001, unless otherwise terminated as herein provided.

               b.   Termination.

                    i. For Cause. This Agreement may be terminated by either party for cause at any time during the term hereof. Cause for the purpose of this Agreement shall be the failure of the Company to substantially meet its obligations under Section 3 hereof or Employee to substantially meet his obligations as set forth on Exhibit A, upon 30 days written notice thereof and failure to cure said default. In the event of such a termination by the Company for cause, the Company shall have no further obligations hereunder.

                    ii.  By  Company  Without  Cause.   This  Agreement  may  be
                         terminated by Company without cause at any time during the term hereof.

                         In the event of such a termination by Company without cause or a termination by Employee for cause pursuant to clause (i) above, the Company shall continue to pay Employee at Employee's option, the Base, any pro rata portion of the Cash Bonus for the year of termination, the car allowance and all medical, major medical and hospital insurance benefits to become due during the remaining term of this Agreement; provided, however, that the obligations of Company hereunder shall be reduced and deemed forgiven to the extent of an amount equal to any compensation earned by Employee and the value of any comparable benefits to which Employee may become entitled during said remaining term. In addition, at the Company's election, the Company shall pay the Employee a lump sum payment equal to the difference between the exercise price(s) of all stock options vested and unvested in the Employee on the effective date of the Employee's termination (the "options") and the closing price of the underlying securities on the effective date of the Employee's termination for the options, or the Company shall vest all options and extend the exercisibility of the options for a period of two years from the effective date of the Employee's termination, provided, however, that if, on the effective date of the Employee's termination, the closing price of the underlying securities is less than the exercise price of the options, the Company shall vest all options and extend the exercisibility of the options for a period of two years from the effective date of the Employee's termination.

                    iii. By  Employee  Without  Cause.  This  Agreement  may  be
                         terminated by the Employee without cause (resignation). In the event of such a termination, the Company shall have no further obligations hereunder.

                    iv. Continuation of Terms. Except as provided herein, the termination of this Agreement with or without cause shall not affect the continuing obligations of the parties hereto, as their respective interests may appear, to Options earned prior to termination or under any subsequent employment agreement, or to the enforcement of the confidentiality, noncompetition and similar provisions of this Agreement.

     7. CONFIDENTIALITY AND NONCOMPETITION AGREEMENT, Employee contemporaneously with the execution of this Agreement is executing a Confidentiality and Noncompetition Agreement in the form attached hereto and made a part hereof as Exhibit B.

     8. ANNUAL RENEWAL. In the event that this Agreement is not renewed or replaced on or before December 31, 2001, and either the Employee or the Company has not been notified of the desire of the other party to terminate this Agreement or negotiate for a revised employment arrangement by June 30, 2001, then this Agreement shall be automatically extended for a period of one (1) year under the same terms and conditions. Such extensions shall continue from year to year (with a corresponding requirement for notification on June 30th of each such extension year) except as provided herein.

     9. MISCELLANEOUS.

          a. This Agreement shall be deemed the entire agreement of the parties and any amendment, modification, abrogation or addition hereto shall be null and void unless embodied in writing and signed by the parties hereto.

          b. The terms, provisions and sections of this Agreement shall be deemed severable and, in the event of unenforceability, illegality or invalidity of any of said terms, provisions or sections, the same shall be severed and stricken herefrom and the remainder of said Agreement interpreted and construed in a manner so as to render the balance of said Agreement enforceable and consistent with the intent of the parties hereto.

          c. This Agreement may not be assigned by either party without the prior written consent of the other party.

          d. The Agreement shall be deemed to be a Colorado agreement and shall be enforced, interpreted and construed pursuant to Colorado law.

          e. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be settled in arbitration in the city and state where Employee is based in accordance with the arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered by any Court having jurisdiction thereof. If any party refuses or neglects to appear at or participate in such arbitration proceedings, the arbitrator(s) are empowered to decide the controversy in accordance with whatever evidence is presented by the party or parties who do participate. The arbitrator(s) are authorized to award any party or parties such sum as they consider proper for the time, expense and trouble of arbitration, including arbitrator fees and attorney's fees. The decision of the arbitrator(s) shall be final and shall not be subject to appeal to any court of law or in equity.

     IN WITNESS THEREOF, the undersigned have executed this Agreement effective the date and year first above written.

                                     COMPANY

                                     U.S. PAWN, INC.


                                     By:
                                     Its:

                                     EMPLOYEE



                                     Jack D. Hartsoe

The undersigned acknowledge and agree that this Agreement shall supersede the Employment Agreement by and between Cash-N-Pawn International, Ltd. and Employee dated _____________, _____ (the "Prior Agreement") and upon execution by the parties above, the Prior Agreement shall be canceled and of no further force and effect.



                                                 Jack D. Hartsoe

                                                 CASH-N-PAWN INTERNATIONAL, LTD.


                                                 By:
                                                 Title:

                                    EXHIBIT A
                                    ---------

                                 Job Description

Oversee the day-to-day operations of Company stores at the direction and under the supervision of the Company's Chief Executive Officer. Such duties may include:

1.   Oversee hiring and training of store employees.

2.   Oversee the training of Area Managers.

3. Assist the Company's Chief Executive Officer in overseeing advertising and marketing programs.

4. Assist the Company's Chief Executive Officer in the selection of hardware and software for store management inventory control and accounting.

5.   Oversee supervision of store personnel and training.

6.   Oversee store construction.

7.   Assist  the  Company's  Chief  Executive   Officer  in  overseeing   public
     relations.

9. Other responsibilities as may be required by the Company's Chief Executive Officer or the Board of Directors.

                                    EXHIBIT B
                                    ---------

                  CONFIDENTIALITY AND NONCOMPETITION AGREEMENT
                  --------------------------------------------


Effective Date:        _____________, 1999

Parties:           U.S. Pawn, Inc. ("Company")
                   Jack D. Hartsoe ("Employee")


                                    RECITALS:
                                    ---------

1. Cash-N-Pawn International, Ltd., the company which employed Employee prior to the date hereof, was merged with and into U.S. Pawn CNP Holdings, Inc., a Colorado corporation and wholly owned subsidiary of the Company (the "Merger").

2. Employee and Company have entered into an Employment Agreement dated the even date hereof employing him with the Company.

3. Employee, directly and indirectly, will control the day to day operations of the Company.

4. Employee, in his position with the Company has and will continue to create, obtain and have access to confidential information, documents, trade secrets, and private information belonging to the Company.

5. Employee acknowledges that he has no proprietary right or valid business purpose for the use or retention of said documents except insofar as it relates to his status with the Company.

     NOW, THEREFORE, as a condition to the employment of the Employee and to the Merger, and for additional good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between Employee and Company as follows:

     1. Confidentiality and Noncompetition. Employee acknowledges that the services he performs and the expertise and knowledge he has or will gain in his dealings with Company and its clients and prospective clients are of a special and unusual nature with a unique value, the loss of which cannot be adequately compensated by damages in an action at law. In view of the unique value of the services and information of Employee, and of the hardship to Company which may occur due to the competition of Employee with Company, or the dissemination of information to competitors of Company, Employee agrees as follows:

          a. Confidentiality. Employee hereby covenants and agrees that he shall not directly or indirectly release or utilize, and will return to Company, all copies of any confidential information, trade secrets, client lists, prospective client lists and other information relating to the development, marketing or performing of any and all products or services of Company which may have been or may be disclosed to Employee, or to which he may have obtained access (regardless of whether such information may have been created by Employee). Confidential information shall not include information which:

               i. at the time of disclosure was or thereafter is generally known by and available to the public (other than as a result of a disclosure directly or indirectly by the Employee or his representatives);

               ii. was available to Employee on a nonconfidential basis from a source other than the Company or its employees or agents; provided that such source is not and was not bound by a confidentiality agreement with the Company; and

               iii. has been  independently  acquired or  developed  by Employee without violating his obligations under this Agreement.

          b. Noncompetition. Employee hereby covenants and agrees that he will not directly or indirectly, either as principal, agent, manager, employee, owner, partner, stockholder, member, officer or director of a corporation, limited liability company, partnership or otherwise engage in the soliciting, marketing or furnishing of the pawn shop consumer lending business or check cashing business (or competitive products or services of Company) within a radius of fifty (50) miles of any existing or proposed store of the Company for the period of his providing services to the Company and for a period of three (3) years thereafter. This paragraph 1.b. shall not apply if Employee is terminated by the Company pursuant to Section 6.b.ii or the Employee terminates pursuant to
               Section 6.b.i of Employee's Employment Agreement.

          c. Nondisparagement. Employee agrees that he shall not disparage Company, its affiliates or their predecessors, stockholders, members, governors, officers, directors, employees or agents, nor the products or services of such entities or individuals.

          d. Solicitation of Employees. Employee hereby covenants and agrees that he will not at any time during the period of his providing services to the Company and for a period of two (2) years thereafter solicit or seek to influence any agent or employee of the Company or any affiliate of the Company to become directly or indirectly the agent, employee, co-employee or contractor for Employee, any competitor of the Company, or any other party.

               Company shall have the right to enforce the provisions of this Agreement by specific remedies, including, but not limited to, temporary restraining orders and temporary and permanent injunctions, but such remedies shall be cumulative and shall not preclude the parties from seeking damages resulting from a breach of this Agreement. These remedies shall be in addition to and not in limitation of any other rights or remedies to which Company, its successors, affiliates or related entities has or may be entitled at law, in equity or under this Agreement.

     2.   Reasonableness of Restrictions.

          a. Reasonableness, Employee has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth herein, including but not limited to the time period of the restrictions and the entities and activities to which such restrictions apply are fair and reasonable, and are reasonably required for the protection of the interests of Company, its shareholders, officers, directors and employees.

          b. Modification by Court. In the event that, notwithstanding the foregoing, any of the provisions of this Agreement shall be held to be invalid or unenforceable, the remaining provisions hereof shall nevertheless continue to be valid and enforceable as through the invalid or unenforceable parts had not been included herein. In the event that any provision relating to the time period, areas of restriction and/or the entities or activities of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period, areas of restriction and/or entities or activities such court deems reasonable and enforceable, the time period, areas of restriction and/or entities or activities of restriction deemed reasonable and enforceable by said court shall become and thereafter be the maximum time period, areas of restriction and/or entities and activities.

     3. Return of Documents. All documents, files and materials relating to the operations of the Company, its clients or prospective clients shall be returned to Company on or immediately following the termination of services of Employee with Company.

     4. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be settled by arbitration in the city and state in which Employee is based in accordance with the Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. If any party refuses or neglects to appear at or participate in such arbitration proceedings, the arbitrator(s) are empowered to decide the controversy in accordance with whatever evidence is presented by the party or parties who do participate. The arbitrators are authorized to award any party or parties such sums as they consider proper for the time, expense, and trouble of arbitration, including arbitrator fees and attorneys' fees. The decisions of the arbitrator(s) shall be final and shall not be subject to appeal to any court, in law or in equity. Notwithstanding the above, the Company shall be authorized to use the courts of the states in which this Agreement is to be effective in order to obtain temporary restraining orders, temporary or permanent injunctions, and other relief at law or in equity relating to the enforcement of this Agreement.

     5.   Miscellaneous.

          a. The provisions and prohibitions of this Agreement may be enforced by court proceedings at law or in equity.

          b. The mutual obligations hereof shall survive the termination of services of Employee.

          c. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their legal representatives, successors and permitted assigns.

          d. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective the date and year first above written.

                                               COMPANY

                                               U.S. PAWN, INC.

                                               By:
                                               Its:

                                               EMPLOYEE


                                               Jack D. Hartsoe

The undersigned acknowledge and agree that this Confidentiality and Noncompetition Agreement shall supercede the Confidentiality and Noncompetition Agreement by and between Cash-N-Pawn International, Ltd. And Employee dated _________________ (the "Prior C and N Agreement") and upon execution by the parties above, the Prior C and N Agreement shall be cancelled and of no further force and effect.




                                             Jack D. Hartsoe

                                             CASH-N-PAWN INTERNATIONAL, LTD.



                                             By:
                                             Title:

                                    EXHIBIT G

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT, made and entered into effective the ____ day of ____________, 1999, ("Agreement") by and between U.S. Pawn, Inc., a corporation organized and existing under the laws of the State of Colorado ("Company") and Alan L. Cross, an individual residing in the State of Minnesota (hereinafter referred to as "Employee").


                              W I T N E S S E T H:
                              --------------------


     WHEREAS, Employee desires to serve the Company as a Chief Financial Officer and the Company desires to employ the Employee as Chief Financial Officer on the terms as hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the above premises, the mutual covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. ENGAGEMENT. Throughout the term of this Agreement, Company shall employ Employee as a Chief Financial Officer of the Company with the title of Chief Financial Officer, and Employee hereby accepts employment by the Company in such capacity and on the terms and conditions hereinafter set forth.

     2. DUTIES OF EMPLOYEE. Employee's duties during the term of this Agreement shall include, but not be limited to the following:

          a. To carry out such duties and perform such functions as are included within the job description for Chief Financial Officer as set forth on Exhibit A attached hereto and incorporated herein by this reference and to follow such directions as may reasonably be given to Employee from time to time by the Board of Directors of the Company or the Chief Executive Officer of the Company ("CEO"), who shall be responsible for evaluating the Employee's job performance and determining the extent to which the Employee is fulfilling his duties set forth herein. Such duties shall include the management and oversight of the financial operations of the Company, subsidiaries of the Company and all of the affiliated companies for which the Company is to provide management services. For purposes of this Agreement, the term "Company" shall include such subsidiaries; and

          b. Subject to the vacation rights set forth in paragraph 5(b) hereof, to devote his full energy, skill, attention and time to the financial management, supervision and operation of the Company for as many working hours as may be reasonably necessary.

     3. DUTIES OF THE COMPANY. The duties of the Company during the term hereof shall be as follows:

          a. To timely pay Employee the compensation hereafter set forth for the services to be performed by Employee;

          b. To periodically reimburse all business expenses incurred by the Employee in the performance of such services and approved by the CEO of the Company; and

          c. To provide reasonable office facilities, equipment and support staff for the performance of Employee's duties set forth herein or delegated by the CEO.

     4. RELATIONSHIP OF THE PARTIES. Employee shall be considered at all times and when acting in the ordinary course of his employment and performing the duties herein set forth to be an employee of the Company. Employee shall have the authority to take such actions and to enter into such contracts, agreements or commitments for or on behalf of the Company as may be approved by the Company's Board of Directors.

     5. COMPENSATION. Employee shall be entitled to receive as full compensation during the term hereof.

          a. Base Annual Salary: A base annual salary ("Base") of One Hundred Thousand Dollars ($100,000.00) per annum beginning on the effective date hereof. Said Base Salary shall be reviewed annually on January 1, beginning January 1, 2001, and such Base Salary may be increased at the sole discretion of the Board of Directors of the Company, taking into consideration the number of stores in operation, the capital financing of the Company, the financial performance of the Company and the performance of the Employee. In the event this Agreement terminates on a date other than an anniversary date hereof, the Base Salary shall be prorated. Said Base Salary shall be paid to Employee bi-weekly each Friday or on such other regular system as the Company may establish from time to time. There shall be withheld from the said Base Salary such amounts necessary for taxes or other amounts authorized by law or authorized in writing by Employee.

          b. Car Allowance. Employee shall receive a monthly car allowance during the term of this Agreement in the amount of $500.00 per month. Said car allowance shall be payable on the first pay check of each month. In the event this Agreement terminates on a date other than the last day of the month, the car allowance shall be prorated.

          c. Personal Benefits. Employee, in addition to the foregoing, shall be entitled to receive all employee benefits made available to management pursuant to the Company's employee policies in effect from time to time during the term of this Agreement, which benefits shall include, but not be limited to, family health and medical hospital insurance coverage which is the same or substantially similar to the coverage provided to other similar executive employees, and annual paid vacation of three weeks per year.

          d. Stock Purchase Option. Employee may be entitled to earn options to purchase stock of the Company (the "Options") under the following terms and conditions:

               (i) The Compensation Committee of the Board of Directors shall grant to the Employee Options to purchase 67,000 shares of the common stock ("Shares") of the Company pursuant to the terms and conditions of the Company's incentive stock option plans. Subject to Section 6.b.ii below, such options shall vest on December 31, 2001.

               (ii) In addition  to the  Options  set forth in Section  5.c.(i), above, the Employee may be granted additional Shares of the Company under the Plan as so determined by the Compensation Committee, in its sole discretion, annually on December 31, beginning December 31, 1999 taking into consideration the number of stores in operation, the capital financing of the Company, the financial performance of the Company and the performance of the Employee.

               (iii)The Options  granted  hereunder  shall be exercisable at the fair market value of such Shares on the date of grant, or such other price as may be necessary to qualify such Options for tax treatment under Internal Revenue Code Section 421. The number of Options and Shares granted to the Employee hereunder for purchase shall be adjusted for stock splits and recapitalizations of the Company.

          e. Cash Bonus. [Employee shall be eligible to earn an annual cash bonus based on, among other things, the number of stores in operation, the capital financing of the Company, and financial performance of the Company, and the individual performance of Employee. The exact criteria to be used in determining the amount of and benchmarks for such cash bonus shall be determined in good faith by the parties hereto during the 30 days following the execution of the Merger Agreement.]

          f. Relocation Allowance. In the event the Company requires Employee to relocate, the Company shall give Employee a reasonable allowance for the costs associated with such relocation, the exact amount to be determined in good faith by the parties hereto.

     6. TERM TERMINATION.

          a. Term. The term ("Term") of this Agreement shall commence and continue from the effective date hereof until December 31, 2001, unless otherwise terminated as herein provided.

          b.   Termination.

               i. For Cause. This Agreement may be terminated by either party for cause at any time during the term hereof. Cause for the purpose of this Agreement shall be the failure of the Company to substantially meet its obligations under Section 3 hereof or Employee to substantially meet his obligations as set forth on Exhibit A, upon 30 days written notice thereof and failure to cure said default. In the event of such a termination by the Company for cause, the Company shall have no further obligations hereunder.

               ii. By Company Without Cause. This Agreement may be terminated by Company without cause at any time during the term hereof.

                    In the event of such a termination by Company without cause or a termination by Employee for cause pursuant to clause
                    (i) above,  the Company  shall  continue to pay  Employee at
                    Employee's option, the Base, any pro rata portion of the Cash Bonus for the year of termination, the car allowance and all medical, major medical and hospital insurance benefits to become due during the remaining term of this Agreement; provided, however, that the obligations of Company hereunder shall be reduced and deemed forgiven to the extent of an amount equal to any compensation earned by Employee and the value of any comparable benefits to which Employee may become entitled during said remaining term. In addition, at the Company's election, the Company shall pay the Employee a lump sum payment equal to the difference between the exercise price(s) of all stock options vested and unvested in the Employee on the effective date of the

                    Employee's termination (the "options") and the closing price of the underlying securities on the effective date of the Employee's termination for the options, or the Company shall vest all options and extend the exercisibility of the options for a period of two years from the effective date of the Employee's termination, provided, however, that if, on the effective date of the Employee's termination, the closing price of the underlying securities is less than the exercise price of the options, the Company shall vest all options and extend the exercisibility of the options for a period of two years from the effective date of the Employee's termination.

               iii. By Employee Without Cause.  This Agreement may be terminated by the Employee without cause (resignation). In the event of such a termination, the Company shall have no further obligations hereunder.

               iv. Continuation of Terms. Except as provided herein, the termination of this Agreement with or without cause shall not affect the continuing obligations of the parties hereto, as their respective interests may appear, to Options earned prior to termination or under any subsequent employment agreement, or to the enforcement of the confidentiality, noncompetition and similar provisions of this Agreement.

     7. CONFIDENTIALITY AND NONCOMPETITION AGREEMENT. Employee contemporaneously with the execution of this Agreement is executing a Confidentiality and Noncompetition Agreement in the form attached hereto and made a part hereof as Exhibit B.

     8. ANNUAL RENEWAL. In the event that this Agreement is not renewed or replaced on or before December 31, 2001, and either the Employee or the Company has not been notified of the desire of the other party to terminate this Agreement or negotiate for a revised employment arrangement by June 30, 2001, then this Agreement shall be automatically extended for a period of one (1) year under the same terms and conditions. Such extensions shall continue from year to year (with a corresponding requirement for notification on June 30th of each such extension year) except as provided herein.

     9. MISCELLANEOUS.

          a. This Agreement shall be deemed the entire agreement of the parties and any amendment, modification, abrogation or addition hereto shall be null and void unless embodied in writing and signed by the parties hereto.

          b. The terms, provisions and sections of this Agreement shall be deemed severable and, in the event of unenforceability, illegality or invalidity of any of said terms, provisions or sections, the same shall be severed and stricken herefrom and the remainder of said Agreement interpreted and construed in a manner so as to render the balance of said Agreement enforceable and consistent with the intent of the parties hereto.

          c. This Agreement may not be assigned by either party without the prior written consent of the other party.

          d. The Agreement shall be deemed to be a Colorado agreement and shall be enforced, interpreted and construed pursuant to Colorado law.

          e. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be settled in arbitration in the city and state where Employee is based in accordance with the arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered by any Court having jurisdiction thereof. If any party refuses or neglects to appear at or participate in such arbitration proceedings, the arbitrator(s) are empowered to decide the controversy in accordance with whatever evidence is presented by the party or parties who do participate. The arbitrator(s) are authorized to award any party or parties such sum as they consider proper for the time, expense and trouble of arbitration, including arbitrator fees and attorney's fees. The decision of the arbitrator(s) shall be final and shall not be subject to appeal to any court of law or in equity.

     IN WITNESS THEREOF, the undersigned have executed this Agreement effective the date and year first above written.

                                    COMPANY:

                                    U.S. PAWN, INC.


                                    By:
                                    Its:

                                    EMPLOYEE:



                                    Alan L. Cross

The undersigned acknowledge and agree that this Agreement shall supersede the Employment Agreement by and between Cash-N-Pawn International, Ltd. and Employee dated _____________, _____ (the "Prior Agreement") and upon execution by the parties above, the Prior Agreement shall be canceled and of no further force and effect.



                                    Alan L. Cross

                                    CASH-N-PAWN INTERNATIONAL, LTD.



                                    By:
                                    Title:

                                    EXHIBIT A
                                    ---------

                                 JOB DESCRIPTION

Oversee the day-to-day financial affairs of the Company at the direction and under supervision of the Company's Chief Executive Officer. Such duties may include:

1. Oversee external and internal financial reporting functions including SEC compliance and coordination with external auditing firm.

2.   Oversee the cash management function including banking relationships.

3.   Oversee preparation of annual budgets and variance reporting.

4. Oversee the internal administration of the Company's legal affairs and provide primary contact with outside legal counsel.

5. Assist the Chief Executive Officer and Chief Operating Officer in the selection of hardware and software for inventory control and general ledger accounting.

6.   Oversee lease contract negotiation and compliance.

7.   Oversee the licensing and permit function.

8.   Oversee tax reporting compliance function.

9.   Oversee insurance and other risk management functions.

10.  Oversee employee benefit administration.

11. Assist the Chief Executive Officer in overseeing stockholder and public relations.

12. Other responsibilities as may reasonably be required by the Chief Executive Officer or the Board of Directors.

                                    EXHIBIT B
                                    ---------

                  CONFIDENTIALITY AND NONCOMPETITION AGREEMENT
                  --------------------------------------------


     Effective Date:      __________, 1999

     Parties:             U.S. Pawn, Inc. ("Company")
                          Alan L. Cross ("Employee")


                                R E C I T A L S:
                                ----------------

1. Cash-N-Pawn International, Ltd., the company which employed Employee prior to the date hereof, was merged with and into U.S. Pawn CNP Holdings, Inc., a Colorado corporation and wholly owned subsidiary of the Company (the "Merger").

2. Employee and Company have entered into an Employment Agreement dated the even date hereof employing him with the Company.

3. Employee, directly and indirectly, will control the day to day finances of the Company.

4. Employee, in his position with the Company has and will create, obtain and have access to confidential information, documents, trade secrets, and private information belonging to the Company.

5. Employee acknowledges that he has no proprietary right or valid business purpose for the use or retention of said documents except insofar as it relates to his status with the Company.

     NOW, THEREFORE, as a condition to the employment of the Employee and to the Merger, and for additional good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between Employee and Company as follows:

     1. Confidentiality and Noncompetition. Employee acknowledges that the services he will perform and the expertise and knowledge he has or will gain in his dealings with Company and its clients and prospective clients are of a special and unusual nature with a unique value, the loss of which cannot be adequately compensated by damages in an action at law. In view of the unique value of the services and information of Employee, and of the hardship to Company which may occur due to the competition of Employee with Company, or the dissemination of information to competitors of Company, Employee agrees as follows:

          a. Confidentiality, Employee hereby covenants and agrees that he shall not directly or indirectly release or utilize, and will return to Company, all copies of any confidential information, trade secrets, client lists, prospective client lists and other information relating to the development, marketing or performing of any and all products or services of Company which may have been or may be disclosed to Employee, or to which he may have obtained access (regardless of whether such information may have been created by Employee). Confidential information shall not include information which:

               (i) at the time of disclosure was or thereafter is generally known by and available to the public (other than as a result of a disclosure directly or indirectly by the Employee or his representatives);

               (ii) was available to Employee on a nonconfidential  basis from a source other than the Company or its employees or agents; provided that such source is not and was not bound by a confidentiality agreement with the Company; and

               (iii)has been  independently  acquired or  developed  by Employee without violating his obligations under this Agreement.

          b. Noncompetition, Employee hereby covenants and agrees that he will not directly or indirectly, either as principal, agent, manager, employee, owner, partner, stockholder, member, officer or director of a corporation, limited liability company, partnership or otherwise engage in the soliciting, marketing or furnishing of the pawn shop consumer lending business or check cashing business (or competitive products or services of Company) within a radius of fifty (50) miles of any existing or proposed store of the Company for the period of his providing services to the Company and for a period of three (3) years thereafter. This paragraph 1.b. shall not apply if Employee is terminated by the Company pursuant to Section 6.b.ii or the Employee terminates pursuant to
               Section 6.b.i of Employee's Employment Agreement.

          c. Nondisparagement, Employee agrees that he shall not disparage Company, its affiliates or their predecessors, stockholders, members, governors, officers, directors, employees or agents, nor the products or services of such entities or individuals.

          d. Solicitation of Employees, Employee hereby covenants and agrees that he will not at any time during the period of his providing services to the Company and for a period of two (2) years thereafter solicit or seek to influence any agent or employee of the Company or any affiliate of the Company to become directly or indirectly the agent, employee, co-employee or contractor for Employee, any competitor of the Company, or any other party.

          Company shall have the right to enforce the provisions of this Agreement by specific remedies, including, but not limited to, temporary restraining orders and temporary and permanent injunctions, but such remedies shall be cumulative and shall not preclude the parties from seeking damages resulting from a breach of this Agreement. These remedies shall be in addition to and not in limitation of any other rights or remedies to which Company, its successors, affiliates or related entities has or may be entitled at law, in equity or under this Agreement.

     2.   Reasonableness of Restrictions.

          a. Reasonableness, Employee has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth herein, including but not limited to the time period of the restrictions and the entities and activities to which such restrictions apply are fair and reasonable, and are reasonably required for the protection of the interests of Company, its shareholders, officers, directors and employees.

          b. Modification by Court, In the event that, notwithstanding the foregoing, any of the provisions of this Agreement shall be held to be invalid or unenforceable, the remaining provisions hereof shall nevertheless continue to be valid and enforceable as through the invalid or unenforceable parts had not been included therein. In the event that any provision relating to the time period, areas of restriction and/or the entities or activities of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period, areas of restriction and/or entities or activities such court deems reasonable and enforceable, the time period, areas of restriction and/or entities or activities of restriction deemed reasonable and enforceable by said court shall become and thereafter be the maximum time period, areas of restriction and/or entities and activities.

     3. Return of Documents. All documents, files and materials relating to the operations of the Company, its clients or prospective clients shall be returned to Company on or immediately following the termination of services of Employee with Company.

     4. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be settled by arbitration in the city and state in which Employee is based in accordance with the Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. If any party refuses or neglects to appear at or participate in such arbitration proceedings, the arbitrator(s) are empowered to decide the controversy in accordance with whatever evidence is presented by the party or parties who do participate. The arbitrators are authorized to award any party or parties such sums as they consider proper for the time, expense, and trouble of arbitration, including arbitrator fees and attorneys' fees. The decisions of the arbitrator(s) shall be final and shall not be subject to appeal to any court, in law or in equity. Notwithstanding the above, the Company shall be authorized to use the courts of the states in which this Agreement is to be effective in order to obtain temporary restraining orders, temporary or permanent injunctions, and other relief at law or in equity relating to the enforcement of this Agreement.

     5.   Miscellaneous.

          a. The provisions and prohibitions of this Agreement may be enforced by court proceedings at law or in equity.

          b. The mutual obligations hereof shall survive the termination of services of Employee.

          c. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their legal representatives, successors and permitted assigns.

          d. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective the date and year first above written.

                                    COMPANY:

                                    U.S. PAWN, INC.



                                    By:
                                    Its:

                                    EMPLOYEE:




                                     Alan L. Cross



The undersigned acknowledge and agree that this Confidentiality and Noncompetition Agreement shall supercede the Confidentiality and Noncompetition Agreement by and between Cash-N-Pawn International, Ltd. And Employee dated _________________ (the "Prior C and N Agreement") and upon execution by the parties above, the Prior C and N Agreement shall be cancelled and of no further force and effect.



                                     Alan L. Cross.

                                     CASH-N-PAWN INTERNATIONAL, LTD.



                                     By:
                                     Title:

                                   APPENDIX A

                              MERGER CONSIDERATION
                              --------------------


     Subject to adjustment as provided below, each outstanding share (or fraction thereof) of Company Common Stock (such shares of Company Common Stock other than Dissenting Shares, herein referred to as "Converted Company Shares") shall be converted into and shall thereafter represent the right to receive, upon surrender in accordance with Section 2.9 of the Agreement, each of the following as Merger Consideration:

     (a) Parent Common Stock: A number of restricted shares of Parent Common Stock equal to 750,000 (subject to appropriate adjustment for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange with respect to the Parent Common Stock occurring before the Effective
Time) divided by the total number of shares of Company Common Stock issued and outstanding on the Closing Date (the "Outstanding Stock Number");

     (b) Cash: A cash payment equal to $550,000 divided by the Outstanding Stock Number;

     (c) Promissory Note: 9.63% Promissory Notes in an aggregate principal amount equal to $2,450,000 divided by the Outstanding Stock Number; and

     (d) Preferred Stock: A number of shares of Parent Preferred Stock with a 7% preferred dividend equal to 12,500 divided by the Outstanding Stock Number.

     The foregoing principal amount of Promissory Notes and number of shares of Parent Preferred Stock in (c) and (d) above, and the interest rate for the Promissory Notes specified in (c) above, are for illustrative purposes based upon a Determination Price (as hereinafter defined) of $2.50. The combined yield provided by the interest rate on the Promissory Notes and the dividend on the Parent Preferred Stock shall equal 9.5%, and, subject to adjustment as provided below, the aggregate of the face amount of the Promissory Notes and par value of Parent Preferred Stock shall equal $2,575,000 (the "Aggregate Additional Consideration").

     With respect to each holder of Company Common Stock, if the aggregate number of shares of either Parent Common Stock or Parent Preferred Stock collectively issuable to such holder for conversion of all of such holder's Company Common Stock includes a fractional share, such fractional share shall be rounded up to the nearest whole number.

Adjustments:
------------

A. In no event shall the total dollar value (excluding any amount added to the Merger Consideration as a result of the conversion of the Company 11% Debt pursuant to Section B.(1) of this Appendix A) of the Merger Consideration exceed $5,000,000 or be less than $4,700,000. Accordingly, to the extent the dollar value of the Parent Common Stock component of the Merger Consideration:

     (i) exceeds $1,875,000 (i.e., the Determination Price exceeds $2.50), the following adjustments shall be made to the following Merger Consideration components in such order until the value of the Merger Consideration as determined above equals $5,000,000:

          (a) First, the Aggregate Additional Consideration shall be reduced until equal to zero $1 for each $1 that the total dollar value of the Parent Common Stock component of the Merger Consideration exceeds $1,875,000.

          (b) Second, for any additional amounts, the cash component of the Merger Consideration shall be reduced $1 for each $1 until equal to zero.

          (c) Thereafter, the Parent Common Stock component shall be reduced so that the aggregate value of the Parent Common Stock equals $5,000,000.

     (ii) is less than $1,575,000 (i.e., the Determination Price is less than $2.10) then the Aggregate Additional Consideration shall be increased dollar-for-dollar for the amount the aggregate value of the Parent Common Stock component of the Merger Consideration is less than $1,575,000.

B. Following any adjustments under Section A above, the Merger Consideration shall be adjusted as follows in such order:

     (i) Up to the full extent of any reduction pursuant to paragraph A(i)(b) or
(c) above, first the Parent Common Stock and then the cash component of the Merger Consideration; and thereafter the Aggregate Additional Consideration shall be increased (i) $1.17 for every $1.00 of principal amount of the Company 11% Debt that is converted up to a maximum of $588,235 of converted Company 11% Debt and (ii) $1.00 for every $1.00 of principal amount of Company 11% Debt that is converted prior to the Effective Time above such amount. In this way, the Parent will assume $.17 of the $.33 conversion premium of the Company 11% Debt up to a maximum aggregate increase in the value of the Promissory Notes of $100,000. The total principal amount of the outstanding Company 11% Debt is $2,000,000 and as of April 1, 1999 $0 accrued but unpaid interest thereon.

     (ii) As soon as practicable (but in no event later than 45 days) following the Closing Date, the Company, through the Company Committee, shall prepare and Ehrhardt Keefe Steiner & Hottman, P.C. (the "Auditor") shall review (i) a balance sheet of the Company and the Subsidiaries on a consolidated basis as of the Closing Date (the "Closing Date Balance Sheet") and (ii) a supplemental "Final Balance Sheet" which shall be the Closing Date Balance Sheet with adjustments for the excluded amounts described on Appendix A-2. The Closing Date Balance Sheet shall be prepared in accordance with GAAP applied on a basis consistent with the accounting principles used in preparation of the Latest Balance Sheet, and the Final Balance Sheet shall also be prepared on such basis, subject to the adjustments made in accordance with Appendix A-2. The Purchaser or Parent shall have a period of 30 business days following delivery of the Closing Date Balance Sheet and the Final Balance Sheet to object in writing to the Closing Date Balance Sheet or the Final Balance Sheet. If no objection is made within such period, the Closing Date Balance Sheet and the Final Balance Sheet shall be final and binding on the parties. If an objection is made, the parties shall attempt in good faith to resolve such dispute and if no resolution is reached within ten (10) business days, the parties shall engage a mutually acceptable "Big Five" accounting firm that is not otherwise related to the Parent, the Purchaser or the Company to resolve such dispute. The determination of such accounting firm shall be final and binding upon the parties, and the fees and expenses of such firm and of the parties in connection with such dispute shall be borne on one hand by Purchaser and the Parent, jointly and severally, and on the other hand by the holders of Converted Common Shares (by reduction on a dollar-for-dollar basis from the Aggregate Additional Consideration), in proportion to the variance of their positions on the calculation of net assets on the Final Balance Sheet from the determination made by such firm. The Aggregate Additional Consideration shall be reduced on a dollar-for-dollar basis for any reduction in net assets of the Company and the Subsidiaries on a consolidated basis as shown on the Final Balance Sheet from the net assets reflected on the Latest Balance Sheet.

     (iii) Following the adjustments  described in the foregoing clauses (i) and
(ii) above, the Aggregate Additional Consideration shall be allocated between the Promissory Notes and the Parent Preferred Stock in the following manner: the number of shares of Parent Preferred Stock will be adjusted upwards or downwards (and the portion of the Aggregate Additional Consideration allocated to the Promissory Notes will be adjusted exactly dollar-for-share opposite (e.g., $1 increase in aggregate principal amount of Promissory Notes for a 1 share decrease in Parent Preferred Stock) so that the sum of the value of Parent Preferred Stock (using a value of $10 per share) plus the value of Parent Common Stock (using the average of the closing prices of Parent Common Stock on the NASDAQ SmallCap Market for the five trading days immediately preceding the day two days prior to the Closing Date) (such average price per share of Parent Common Stock being herein referred to as the "Determination Price") equals 40% (or, if following the foregoing calculation the number of shares of Parent Preferred Stock is reduced to zero, at least 40%) of the total Merger Consideration (Parent Common Stock (using the same valuation as above) plus cash plus Promissory Notes plus Parent Preferred Stock).

     After all of the foregoing adjustments, the interest rate on the Promissory Notes shall be adjusted (to the nearest hundredth of a percent) such that the blended yield of the Promissory Notes and the Parent Preferred Stock equals 9.5%.

     Examples of calculations of the Merger Consideration and the allocation of the Aggregate Additional Consideration based on various values for the Determination Price of Parent Common Stock are attached hereto as Appendix A-1. As the Determination Price cannot be determined at this time, such calculations are provided for exemplary purposes only.



                                                       APPENDIX A-1

                                                    ADJUSTMENT EXAMPLE
                                                    ------------------




Number of Parent common shares        750,000       750,000       750,000       750,000       750,000       750,000       750,000

Price per Parent common share
  at closing                       $     1.75    $     2.10    $     2.25    $     2.50    $     2.67    $     2.75    $     3.00
                                   ----------    ----------    ----------    ----------    ----------    ----------    ----------

Value of Parent common shares      $1,312,500    $1,575,000    $1,687,500    $1,875,000    $2,000,000    $2,062,500    $2,250,000
Debt                                2,270,000     2,270,000     2,337,500     2,450,000     2,450,000     2,387,500     2,200,000
Cash                                  550,000       550,000       550,000       550,000       550,000       550,000       550,000
Value of Parent preferred shares      567,500       305,000       237,500       125,000             0             0             0
                                   ----------    ----------    ----------    ----------    ----------    ----------    ----------

Total Merger Consideration         $4,700,000    $4,700,000    $4,812,500    $5,000,000    $5,000,000    $5,000,000    $5,000,000
                                   ==========    ==========    ==========    ==========    ==========    ==========    ==========


Ratio of equity to total
 Merger Consideration                   40.00%        40.00%        40.00%        40.00%        40.00%        41.25%        45.00%

Annual dividend on Parent
  preferred stock - 7%             $   39,725    $   21,350    $   16,625    $    8,750    $        0    $        0    $        0
Annual interest requirement
  on Debt                             229,838       223,275       228,000       235,875       232,750       226,813       209,000

Total return on preferred
  stock and Debt - 9.5%            $  269,563    $  244,625    $  244,625    $  244,625    $  232,750    $  226,813       209,000

Annual interest rate on Debt            10.13%         9.84%         9.75%         9.63%         9.50%         9.50%         9.50%



The calculations presented herein are for illustrative purposes only and do not take into consideration any adjustments that may be required pursuant to paragraphs B(i) and B(ii) of Appendix A of the Agreement.

                                       A-1

                                  APPENDIX A-2

                         FINAL BALANCE SHEET ADJUSTMENTS
                         -------------------------------


Section B(ii) of Appendix A (Merger Consideration) provides that the Company, through the Company Committee, shall prepare, and the Auditor shall review, the Closing Date Balance Sheet and a supplemental Final Balance Sheet. This Appendix A-2 describes the adjustments to be made to the Closing Date Balance Sheet in the preparation of the Final Balance Sheet therefrom, which adjustments are as follows:

     In light of the adjustment to the Aggregate Additional Consideration to be made pursuant to Section B(i) of Appendix A, the Final Balance Sheet shall show as a liability of the Company the aggregate amount of Company 11% Debt converted to Company Common Stock from and after the date of the Agreement and prior to the Effective Time, so that the Final Balance Sheet shall reflect the amount of Company 11% Debt outstanding on the date of the Agreement as if no such Company 11% Debt shall have been converted.

     The Final Balance Sheet shall not show, either as a reduction of assets or an increase in liabilities so as to cause a reduction in net assets as stated in such Final Balance Sheet, any costs or liabilities as may directly arise in connection with, or otherwise directly relate to, the matters specifically set forth in the disclosure schedules to the Agreement or matters otherwise specifically disclosed by the Company in such disclosure schedules or in the Agreement, in each case regardless of whether or not such costs or liabilities have been paid, accrued or provided for by the Company as of the Effective Time.

     The Final Balance Sheet shall not show, either as a reduction of assets or an increase in liabilities so as to cause a reduction in net assets as stated in such Final Balance Sheet, any costs or liabilities paid or incurred from and after January 1, 1999, up to an aggregate amount not to exceed $216,700, of the following types, in each case regardless of whether or not such costs or liabilities have been paid, accrued or provided for by the Company as of the Effective Time:

          Legalfees and expenses  relating to the  negotiation  of the Agreement and the consummation of the Merger, including without limitation legal fees and expenses incurred in connection with the preparation of proxy statements and obtaining required corporate and third party approvals for and in connection with the Merger, the retirement of the 15% Company Debt and the waiver or cancellation of associated rights, the obtaining of financing for the retirement of such indebtedness and the waiver or cancellation of such rights, the conversion or exchange of the 11% Company Debt, the retirement of the agent's warrants and other rights held by Miller & Schroeder Financial, Inc., and the surrender or exchange of other options, warrants, and other equity rights and any amendment of plan documents therefor.

                                      A-2-1

          Accounting  fees  and   expenses   related  to  reports,   reviews  or
               consultations relating to the negotiation of the Agreement, the consummation of the Merger, and the preparation of the Closing Date Balance Sheet and the Final Balance Sheet.

          The redemption price paid for or other cost of retirement of the agent's warrants and other rights held by Miller & Schroeder Financial, Inc.

          With respect to the annual premium paid by the Company for directors and officers liability insurance coverage through April 2000, the portion allocable to the period from and after the Effective Time.

          All of Jerry Royal's salary, and related payroll expenses and 50% of Gerry Polito's salary.

          Travel and associated costs relating to meetings, due diligence or other purposes relating to the Merger.

The fees and expenses of the Auditor in connection with the review of the Closing Date Balance Sheet and the Final Balance Sheet shall be paid by the Purchaser as the Surviving Corporation of the Merger and/or the Parent.


                                      A-2-2